ASSET PURCHASE AGREEMENT

THIS  AGREEMENT  dated  for  reference  the  6th  day  of  May,  1999.

BETWEEN:

CALLDIRECT ENTERPRISES INC., a company duly incorporated pursuant to the laws of the Province of British Columbia and having an office at Suite 120, 6165 Highway 17, Delta, British Columbia, V4K 5B8

(herein  called  the  "Vendor")

                                                               OF THE FIRST PART
AND:

WILLIAM McGINTY, businessperson, of 4351 Arbutus Street, Vancouver, British Columbia, V6J 4S4

(herein  called  the  "Principal")

                                                              OF THE SECOND PART

AND:

SUNCOM TELECOMMUNICATIONS INC., a company incorporated pursuant to the Federal laws of Canada, and having an office at 120 North LaSalle Street, Suite 1000, Chicago, Illinois, U.S.A. 60602

(herein  called  the  "Purchaser")

                                                               OF THE THIRD PART

WITNESSES  THAT  WHEREAS:

A. The Vendor carries on the business of a direct response catalogue publisher and merchandise seller and known as CallDirect Enterprises Inc. (the "Business") at or about Suite 120, 6165 Highway 17, Delta, British Columbia;

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase (subject to certain exclusions hereinafter described) all the property, assets, and undertaking of the Business as a going concern on the terms and conditions herein provided;

C. The Principal is a director, officer and shareholder of the Vendor and has a substantial proprietary and financial interest in the Vendor;

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NOW  THEREFORE  in  consideration  of the premises and the respective covenants, agreements representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.          DEFINED  TERMS

1.1 For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a) "Adjustments" means the adjustment of all revenues and expenses of the Business and relating to the Business Assets between the Vendor and the Purchaser as at the Closing Date as calculated in accordance with Clause 5.3 hereof;

(b) "Assumed Indebtedness" means the aggregate indebtedness of the Vendor owing to the creditors as set forth in Schedule "14" hereto which the Purchaser has settled for no more than CDN$109,000;

(c) "Audited Financial Statements" means the audited consolidated financial statements of the Vendor as at and for the financial years ended August 31, 1998 and August 31, 1997, including the notes thereto and the report of the Vendor's auditors thereon, a copy of which is annexed hereto as Schedule "1" - Financial Statements;

(d) "Business" means the business carried on by the Vendor consisting primarily of a direct response catalogue publisher and merchandise seller;

(e) "Business Assets" means all property and assets of the Business of every kind and description and wherever situate, including, without limiting the foregoing:

(i)     all  Leased  Property  of  the  Business,

(ii)     all  Equipment  of  the  Business,

(iii)     all  Inventory  of  the  Business,

(iv)     all  right,  title, benefit, and interest under the Material Contracts.

(v) all customer lists, brochures, samples, price lists, advertising material, production records, employee manuals, personnel records, accounting and other books and records, and all other information, correspondence, documents, and material relating to the Business,

(vi) all right, title, and interest of the Vendor in and to all the Intellectual Property,

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(vii)     all  permits,  licences,  consents,  authorizations,  and  approvals pertaining  to  the  Business,

(viii)     all  prepaid  expenses,

(ix) all computer hardware and software, including all rights and/or licences and other agreements or instruments relating thereto, and
(x)     the  Goodwill  of  the  Business.

(f) "Business Day" means any day other than a Saturday, Sunday, or statutory holiday in either British Columbia or Alberta, Canada or Illinois, U.S.A.;

(g) "Closing" means the completion of the transactions contemplated in this Asset Purchase Agreement;
(h) "Closing Date" means the date that is no later than May 15, 1999, or such other date as the Vendor and the Purchaser may mutually determine;

(i) "Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral;

(j) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of preemption, privilege or any Contract to create any of the foregoing;

(k) "Environmental Laws" means all applicable federal, provincial, municipal and local laws, statutes, ordinances, by-laws and regulations, and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substances;

(l) "Environmental Permits" means all licences, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws required for the operation of the Business;

(m) "Equipment" means all chattels, equipment, fixtures, furnishings, machinery, vehicles and supplies used in connection with the Business or situate upon the Real Property or the Leased Property as at the date hereof including without limitation the items described in Schedule "3" - Machinery and Equipment hereto;

(n) "ETA" means Part IX of the Excise Tax Act (Canada), as amended from time to time;

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(o)     "Financial  Statements"  means  the Audited Financial Statements and the
Interim  Financial  Statements;

(p) "Goodwill" means the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor, and the right to the CallDirect Enterprises Inc. or any variation thereof as part of, or in connection with the Business;

(q) "GST" means all taxes payable under the ETA or under any provincial legislation similar to the ETA, and any reference to a specific provision of the ETA or any such provincial legislation shall refer to any successor provision thereto of like or similar effect;

(r) "Hazardous Substances" means any pollutants, contaminants, chemical or industrial toxic, or hazardous waste or substances;

(s) "Intellectual Property" means all registered and unregistered patents, trade or brand names, business names, trade-marks, trade-mark registrations and applications, copyrights, drawings, logos, designs, patents and all patent rights, trade secrets, restrictive covenants, processes, technology, registered user agreements, research data, inventions, instruction manuals, formulae, and other industrial or intellectual property respecting the Business;

(t) "Interim Financial Statements" means the unaudited consolidated financial statements of the Vendor as at and for the period ended February 28, 1999, a copy of which is annexed hereto as Schedule "1";

(u) "Leased Property" means all the leased real property that is used in the Business and leased by the Vendor, including, without limitation, the real property described in Schedule "2" - Leased Property hereto;

(v) "Leases" means all of the leases of the Leased Property, whether as lessor or lessee leased by the Vendor as set forth in Schedule "2" - Leased
Property and all leases of personal property as described in Schedule "4" - Material Contracts hereto;

(w) "Licences" means all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory, or otherwise) required for the conduct in the ordinary course of the operations of the Business and the uses to which the Business Assets have been put;

(x) "Losses" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

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(y)     "Material  Contracts"  means  all  agreements,  indentures,  contracts, leases, deeds of trust, licences, options, instruments or other commitments, whether written or oral, including the benefit of all unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor, which the Vendor is entitled to or possessed of in connection with the Business and the Business Assets, including, without limitation, all right, title, benefit and interest in respect of the contracts, leases, engagements and commitments described in Schedule "4" - Material Contracts hereto;

(z) "Permitted Encumbrances" means any encumbrances or liabilities of the Vendor agreed to in writing by the Purchaser to be assume pursuant to this Agreement, and as set out in Schedule "8" - Permitted Encumbrances attached hereto;

(aa) "Purchase Price" means the aggregate sum payable by the Purchaser to the Vendor for the Business Assets, including the sum payable for the Inventory plus or minus any Adjustments;

(ab) "Tax Act" means the Income Tax Act, R.S.C. 1985, Chapter 1 (5th Supp.), as amended from time to time;

1.2          Currency

          Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3          Sections  and  Headings

          The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this Agreement.

1.4          Number,  Gender  and  Persons

          In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5          Accounting  Principles

          Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor body thereto.

1.6          Entire  Agreement

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7          Time  of  Essence

          Time  shall  be  of  the  essence  of  this  Agreement.

1.8          Applicable  Law

          This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.9          Amendments  and  Waivers

          No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.10          Schedules

          The  following  Schedules  are  attached  to  and  form  part  of this
Agreement: All terms defined in the body of this Agreement will have the same meaning in the Schedule attached hereto.

Schedule  1     -     Financial  Statements
Schedule  2     -     Leased  Property
Schedule  3     -     Machinery  and  Equipment
Schedule  4     -     Material  Contracts
Schedule  8     -     Permitted  Encumbrances
Schedule  11     -     Consents
Schedule  14     -     Assumed  Indebtedness

2.          PURCHASE  AND  SALE

2.1 Subject to the terms and conditions of this Agreement, effective as at the Closing Date, the Vendor will sell, transfer, and assign to the Purchaser and the Purchaser agrees to purchase from the Vendor, free and clear of all Encumbrances except as may be otherwise specifically provided for herein as Permitted Encumbrances, the Business as a going concern and the Business Assets.

2.2 Subject to the terms and conditions of this Agreement, effective as of the Closing Date, the Purchaser will issue and deliver to the Vendor and the Vendor agrees to accept the Purchase Shares.

2.3 Except as provided herein and subject to the provisions of this Agreement, the purchase and sale of the Business Assets contemplated herein does not include the assumption of contracts with any employees or independent contractors of the Vendor used in connection with the Business. The Vendor will at all times before and after the Closing remain solely liable for all matters relating to such employees and independent contractors, including, without limitation, all liabilities for wages, loans due to employees, severance pay, holiday pay, pensions, health, life, disability insurance and other benefits of any kind, and all remittances payable to applicable governmental authorities, in respect of such persons and the Vendor will at all times prior to and after Closing indemnify and save harmless the Purchaser from and against any and all such liabilities.

2.4 All quotations for the sale or purchase of Inventory or supplies made or received by the Vendor and not confirmed to contractual commitment will be deemed to be assigned to the Purchaser at the Closing to be accepted, confirmed or withdrawn or otherwise acted upon by the Purchaser in its own name, for its own account and in accordance with its own business judgment.

3.          PURCHASE  PRICE  AND  ALLOCATION

3.1 The Purchase Price payable by the Purchaser to the Vendor for the Business Assets will be 1,200,000 common shares in the capital of the Purchaser (the "Purchase Shares") issued at a deemed price of $0.50 (CDN) per common share, plus the assumption of liabilities as set forth in Schedule "14" hereto which the Purchaser has settled for no more than CDN$109,000.

4.          PAYMENT  OF  THE  PURCHASE  PRICE

4.1 On the Closing Date, the Purchaser will deliver to the Vendor the Purchase Shares, free and clear of all Encumbrances, in full and final payment of the Purchase Price. The Purchaser agrees to assume debt of the Vendor as set forth in Schedule "14" hereto which the Purchaser has settled for no more than CDN$109,000 (the "Assumption") and the Vendor hereby acknowledges the Assumption as full and final payment of up to CDN$109,000 of the Purchase Price.

4.2 The Vendor acknowledges that the Purchase Shares have not been registered under the United States Securities Act of 1933 (the "1933 Act"), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act. The Vendor further acknowledges that the Purchase Shares will be subject in the United States to a one (1) year hold period (the "Hold Period"); however, the Purchaser agrees that it will add registration of the Purchase Shares to any other registration that it may file with the Securities and Exchange Commission (the "SEC") during the Hold Period. The Vendor acknowledges that the only trading market for the Purchaser's common shares is in the U.S.

4.3 Within ten (10) days of the Closing Date, the Vendor will deposit the Purchase Shares into a brokerage account (the "Account") to which Dennis Sinclair, or another representative of the Purchaser, and the Principal, or another representative of the Vendor, are joint authorized signatories.

4.4 During the period the Purchase Shares are held in the Account, the Vendor hereby acknowledges and agrees that the Purchaser shall have a right of set-off against any or all of the Purchase Shares held in the Account for any and all debts, obligations, and liabilities, whether accrued, absolute, contingent, or otherwise, existing at the time of Closing, respecting the Business or the Business Assets for which the Purchaser becomes liable.

4.5 Subject to compliance with all applicable laws and the terms of clause 4.4, the Vendor hereby agrees:

(a) to sell, over a period of one year, after the Hold Period has expired or the Purchase Shares have been registered with the SEC, whichever is earlier, the Purchase Shares in an orderly fashion with no more than 50,000 Purchase Shares to be sold in any one week; and

(b) to distribute, within thirty (30) days of the sale of all the Purchase Shares, as a dividend all net proceeds from the sale of the Purchase Shares to the shareholders of CallDirect Capital Corp.

4.6 The Vendor acknowledges that it is aware that the Purchaser is not a "reporting issuer" as defined in the Securities Act (Alberta) and as a consequence the Purchase Shares are restricted from transfer within the Province of Alberta indefinitely or for a period of twelve (12) months after the Purchaser becomes a "reporting issuer" in Alberta.

4.7 The Vendor acknowledges that it is aware that the Purchaser has no obligation or present intention of becoming a "reporting issuer" in the Province of Alberta.

5.          CLOSING,  POSSESSION,  AND  ADJUSTMENTS

5.1 The Closing will take place by the exchange of appropriate solicitors' undertakings, or at such other place, date, and time as may be mutually agreed upon by the parties hereto, but no later than May 15, 1999.

5.2 The Vendor will deliver possession of the Business Assets, free and clear of any encumbrances, except the Permitted Encumbrances, and of any other claim to possession and any tenancies, to the Purchaser on the Closing Date.

5.3 All revenues and expenses of the Business and relating to the Business Assets will be adjusted between the Vendor and the Purchaser as at the commencement of business on the Closing Date to the effect that in respect of any period before that time the Vendor will bear all expenses and receive all revenues relating to the Business and the Business Assets and that from and after said time the Purchaser will bear all expenses and receive all revenues relating to the Business and the Business Assets.

6.          ASSUMPTION  OF  LIABILITY

6.1 It is understood and agreed that from and after the Closing Date the Purchaser will assume, pay, discharge and satisfy the Assumed Indebtedness of the Vendor to the creditors described in Schedule "14" - Assumed Indebtedness, and that at the Closing the Vendor and the Purchaser will execute and deliver an Assumption Agreement whereby the Purchaser covenants to assume and pay the Assumed Indebtedness and to indemnify and save harmless the Vendor in respect thereof.

6.2 Subject to the provisions of this Agreement, the Purchaser agrees to assume, pay, satisfy, discharge, perform and fulfil, from and after the Closing Date, all obligations and liabilities of the Business arising from and after the Closing Date the Material Contracts described in Schedule "4".

6.3 Except as provided for in Article 5, the Vendor hereby bargains, sells, assigns, transfers and sets over unto the Purchaser all right, title, benefit and interest which the Vendor is entitled to or possessed of, in, to, or under all contracts, engagements and commitments respecting the Business or the Business Assets to have and to hold unto the Purchaser forever.

6.4 The Vendor and the Purchaser agree that in respect of any of the Material Contracts which are not assignable by the terms hereof or in respect of which any consent or approval is required, the right, title, benefit and interest of the Vendor therein will be held by the Vendor in trust for the Purchaser and will be performed by the Purchaser in the name of the Vendor.

6.5 Both before and after the Closing Date, the Vendor and the Purchaser will make all reasonable efforts to obtain the release of the Vendor and as may be applicable the principals of the Vendor of their obligations in respect of the Assumed Indebtedness and the Material Contracts, and without limiting the generality of Clause 18.1 the Vendor and the Purchaser will execute and deliver such documents and instruments and do such acts and things as may be required for said purposes.

6.6 Without in any way limiting Clause 9.3, 10.4, the Purchaser shall not assume, and the Vendor shall be solely responsible for and shall indemnify and hold harmless the Purchaser from and against, all product liability, product warranty, intellectual property infringement, and other claims and obligations respecting products manufactured or sold and services rendered by the Vendor in connection with the Business, any and all obligations payable to or related to any past or present employees of the Vendor and any and all indebtedness of or related to the Business. The Purchaser may satisfy any such obligations not assumed by it where it is required to do so by law or by order of any court or regulatory authority having jurisdiction over it or where it determines in good faith to do so for valid business reasons and to not do so would in the Purchaser's opinion, acting reasonably, materially adversely affect the Business and , in any such case, the Vendor shall reimburse the Purchaser forthwith following demand for all expenses incurred by the Purchaser in connection therewith including all legal and other professional fees and disbursements, interest, penalties and other amounts.

7.          REPRESENTATIONS  AND  WARRANTIES  OF  THE  VENDOR

7.1 The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) the Vendor is a corporation duly incorporated, validly existing, and in good standing under the laws of British Columbia, and has the power, authority, and capacity to carry on the Business as presently conducted and to enter into this Agreement and carry out its terms;

(b) the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms;

(c) the Vendor is not a party to any lease or agreement to lease in respect of any real property, whether as lessor or lessee, other than the Leases described in Schedule "2" - Leased Property. Schedule "2" sets out the parties to each of the leases of the Leased Property, their dates of execution and expiry dates, any options to renew, the locations of leased lands and premises and the rent payable thereunder. Except as described in Schedule "2", the Vendor occupies the Leased Property and has the exclusive right to occupy and use the Leased Property;

(d) each of the Leases of both real and personal property is in good standing and in full force and effect, and neither the Vendor nor any other party thereto is in material breach of any covenants, conditions or obligations contained therein. The Vendor has provided a true and complete of each Lease and all amendments thereto to the Purchaser.

(e) except as will be remedied by the consents, approvals, releases, and discharges described in Schedule "11" - Consents hereto, neither the execution and delivery of this Agreement nor the performance of the Vendor's obligations hereunder will:

(i) violate or constitute default under the constating documents, by-laws, or articles of the Vendor, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Vendor, the Business or any of the Business Assets, or any contract, agreement, instrument, covenant, mortgage, or security, including in particular the Material Contracts,

(ii) give any person the right to terminate or cancel any of the Material Contracts,

(iii) result in any material fees, duties, taxes, assessments, penalties or other amounts becoming due or payable and for which the Purchaser may be liable, other than such as may become payable under the Social Services Tax Act of British Columbia and the Tax Act,

(iv) give rise to acceleration of the time for payment of any moneys payable or for the performance of any obligation to be performed under the Material Contracts,

(v) give rise to the creation or imposition of any Encumbrance on any of the Business Assets, or

(vi) any licence, permit, approval, consent or authorization held by the Vendor or necessary to the operation of the Business;

(f) the Vendor owns and possesses and has good and marketable title to the Business Assets free and clear of all Encumbrances of every kind and nature whatsoever except as disclosed in Schedule "8" - Permitted Encumbrances;

(g) except as otherwise disclosed in Schedule "3" - Machinery and Equipment, and reasonable wear and tear excepted, the Business Assets are in good working order and in a functional state of repair and to the best of the knowledge of the Vendor there are no latent defects thereto;

(h) the Business Assets comprise all property and assets used by the Vendor in connection with the Business;

(i) except as disclosed in Schedule "8" - Permitted Encumbrances, the Vendor does not have any indebtedness which might by operation of law or otherwise now or hereafter constitute an Encumbrance upon any of the Business Assets;

(j) no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Business Assets, other than pursuant to purchase orders accepted by the Vendor in the ordinary course of the Business;

(k) the Vendor is not the beneficial or registered owner of and has not agreed to acquire any real property or any interest in any real property. The Vendor has the exclusive right to possess, use and occupy and has good and marketable title to all the Leased Property. All buildings, structures, improvements and appurtenances situated on the Leased Property are in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used, and the Vendor has adequate rights of ingress and egress for the operation of the Business in the ordinary course. None of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, provincial or municipal law, ordinance, rule or regulation of which the Vendor is aware, or encroaches on any property owned by others. Without limiting the generality of the foregoing:

(i) to the best of the Vendor's knowledge, the Leased Property, the current uses thereof and the conduct of the Business comply with all regulations, statutes, enactments, laws and by-laws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws,

(ii) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, provincial or other competent authority, which alteration, repair, improvement or other work has not been completed, and the Vendor knows of no written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with,

(iii) all accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property at the request of the Vendor have been fully paid and satisfied, and no person is entitled to claim a lien under any builders' lien or similar legislation against the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed,

(iv) there is nothing owing in respect of the Leased Property by the Vendor to any municipal corporation or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed,

(v) no part of the Leased Property has been taken or expropriated by any federal, provincial, municipal or other competent authority, nor has any notice or proceeding in respect thereof been given or commenced,

(vi) the Permitted Encumbrances constitute all of the Encumbrances, agreements, indentures and other matters that affect the Leased Property,

(vii) the Leased Property (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable; and none of the

Leased Property is not currently undergoing any alteration or renovation nor are any such alterations or renovations contemplated, and

(viii) the Leased Property is fully serviced and has suitable access to public roads, and the Vendor is not aware of any outstanding levies, charges or fees assessed against the Leased Property by any public authority (including development or improvement levies, charges or fees);

(l) except as otherwise provided herein, Schedule "4" - Material Contracts, discloses all contracts, engagements, and commitments, whether oral or written, relating to the Business or the Business Assets including in particular contracts, engagements, and commitments:

(i)     out  of  the  ordinary  course  of  Business,

(ii) which entail the payment of in excess of $3,000.00 during any one year period,

(iii) respecting ownership of or title to any interest or claim in or to any real or personal property making up the Business Assets,

(iv)     respecting  Intellectual  Property,

(v) respecting any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person except for cheques endorsed for collection in the ordinary course of the Business,

(vi) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other contracts for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles,

(vii) any contracts for capital expenditures in excess of $1,000.00 in the aggregate,

(viii) any contract for the sale of any assets other than sales of inventory to customers in the ordinary course of the Business,

(ix) any contract pursuant to which the Vendor is a lessor of any machinery, equipment, motor vehicles, furniture, fixtures or other personal property of a material nature,

(x) any confidentiality, secrecy or non-disclosure contract, (whether the Vendor is a beneficiary or obligant thereunder) relating to any proprietary or confidential information or any non-competition or similar contract,

(m) Schedule "4" - Material Contracts, contains an accurate and complete description of all material particulars respecting the Material Contracts and except as disclosed in said Schedule:

(i) there has not been any default in any obligation or liability in respect of said contracts, engagements, or commitments by the Vendor and the Vendor has performed all of the obligations required to be performed by it and is entitled to all benefits under the Material Contracts,

(ii) there has not been any amendment, modification, variation, surrender, or release of said contracts, engagements, and commitments, and

(iii) each of said contracts, engagements, and commitments is in good standing and in full force and effect and the Vendor has performed all of the obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or, to the Vendor's knowledge, alleged to be in default in respect of any Material Contract or any other Contracts, engagements or commitments provided for in this Agreement, to which the Vendor is a party or by which it is bound;

(n) Schedule "14" - Assumed Indebtedness, contains an accurate and complete description of all material particulars respecting the Assumed Indebtedness including the amounts thereof as at the dates therein specified (or where the exact amount cannot be obtained, reasonably accurate estimates thereof) and the material terms of the settlement of such indebtedness by the Purchaser;

(o) the value of the Inventory as at the Closing Date will not be less than $40,000 and will not exceed $60,000;

(p) the amount of Assumed Indebtedness as at the Closing Date will not exceed the amount set out in Schedule 14 hereto;

(q) all Licences required for the conduct in the ordinary course of the operations of the Business and the uses to which the Business Assets have been put have been obtained and are in good standing and such conduct and uses are in compliance with such licences and permits and with all laws, zoning and other bylaws, building and other restrictions, rules, regulations, and ordinances applicable to the Business and the Business Assets and neither the execution and delivery of this Agreement nor the completion of the purchase and sale hereby contemplated will give any person the right to terminate or cancel the said licenses or permits or affect such compliance;

(r) there are no actions, suits, proceedings, investigations, complaints, orders, directives, or notices of defect or non-compliance by or before any court, governmental or domestic commission, department, board, tribunal, or authority, or administrative, licensing, or regulatory agency, body, or officer issued, pending, or to the best of the Vendor's knowledge threatened against or affecting the Vendor which would affect the Business or any of the Business Assets or the Vendor's interest therein;

(s) the Financial Statements of the Vendor attached hereto as Schedule "1" - Financial Statements, were prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and present fairly and completely the assets, liabilities (whether accrued, absolute, contingent or otherwise), and the financial condition of the Vendor and the results of the operation of the Business for the periods reported thereby. The financial position and condition of the Vendor is now at least as good as that shown on or reflected in the interim financial statements provided to the Purchaser;

(t) all outstanding commitments by or on behalf of the Vendor for the purchase or sale of inventory and supplies have been made in accordance with established price lists of the Vendor or its suppliers or if otherwise then in accordance with the Vendor's normal business custom in varying therefrom;

(u) the books and records of the Vendor present fairly and completely in all material respects, in accordance with generally accepted accounting practices consistently applied, the matters which said books and records purport to present, and all material financial transactions of the Vendor relating to the Business have been accurately recorded in said books and records;

(v) there is no requirement of the Vendor or for the benefit of the Vendor to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals described in Schedule "11" - Consents, or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser. There is no requirement under any Material Contract relating to the Business or the Business Assets to which the Vendor is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals described in Schedule "11" - Consents;

(w) since February 5, 1999, the Business has been carried on only in the ordinary and normal course consistent with past practices and since such date there has not been:

(i) any change, event, or circumstance which would materially adversely affect the affairs, assets, liabilities, earnings, prospects, operation, or condition of the Business,

(ii) any loss, damage, or destruction, whether or not covered by insurance, which would materially adversely affect the affairs, prospects, operations, or condition of the Business or the Business Assets,

(iii) any material increase in the compensation or benefits payable or to become payable by the Vendor to any of its officers, directors, employees, or agents,

(iv) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred by the Vendor in connection with the Business, other than those incurred in the ordinary and normal course of the Business and consistent with past practice,

(v) any licence, sale, assignment, transfer, disposition, pledge, mortgage of granting of a security interest or other Encumbrance on or over any of the Business Assets, other than sales of inventory to customers in the ordinary and normal course of the Business,

(vi) any capital expenditures or commitments relating to the Business or Business Assets in excess of $3,000.00,

(vii) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Business in amounts exceeding $1,000.00 in each instance or $5,000.00 in the aggregate,

(viii)     any change in the accounting or tax practices followed by the Vendor;

(x)     the Vendor is not a non-resident of Canada within the meaning of the Tax
Act;

(y) the Vendor has duly filed on a timely basis all tax returns and reports required to be filed by it including all federal and provincial income tax returns and has paid all taxes that are due and payable, and all assessments, re-assessments, governmental charges, penalties, interest and fines due and payable by it prior to the Closing Date. The Vendor has made adequate provision for taxes payable in respect of the Business for the current period and any previous period for which tax returns are not yet required to be filed. The Vendor has remitted to the appropriate tax authority, when required by law to do so, all amounts collected by it on account of GST;

(z) all required tax returns have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessments, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid for all periods prior to the Closing Date and the Vendor does not have any deferred tax liability except as expressly stated in the Financial Statements;

(aa) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Vendor, and to the knowledge of the Vendor there are no contingent tax liabilities or any grounds which would prompt a reassessment, including aggressive treatment of income and expenses in filing earlier tax returns;

(ab) the Vendor, in respect of the Business and the Business Assets, has been and is in compliance with all Environmental Laws;

(ac) the Vendor has obtained all Environmental Permits. Each Environmental Permit is valid, subsisting and in good standing, and the Vendor is not in default or breach of any Environmental Permit and no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(ad) the Vendor, in connection with the Business, has not used or permitted to be used, except in compliance with all Environmental Laws, any of its property (including any of the Leased Property) or facilities to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(ae) the Vendor has never received any notice of or been prosecuted for non-compliance with any Environmental Laws, nor has the Vendor settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs or construction or capital expenditures to be made with respect to the Business or the Business Assets, nor has the Vendor received notice of any of the same;

(af) the Vendor has not caused or permitted, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties or assets (including any of the Leased Property) utilized in the Business, or any such release on or from a facility owned or operated by third parties, but with respect to which the Vendor in connection with the Business is or may reasonably be alleged to have liability. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Vendor in connection with the Business or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws;

(ag) the Vendor has not received any notice that the Vendor is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws in connection with the Business. The Vendor, in connection with the Business, has not received any request for information in connection with any federal, provincial, municipal or local inquiries as to disposal sites;

(ah) the Vendor has delivered to the Purchaser a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Business or Business Assets of which it is aware;

(ai)     (i)     the  Intellectual  Property comprises all intellectual property assets  necessary  to  conduct  the  Business,

(ii) the Vendor is the legal and beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property,

(iii) no person other than the Purchaser has been granted any interest in or right to use all or any portion of the Intellectual Property,

(iv) to the Vendor's knowledge, the Vendor's use, sale and licence of the Intellectual Property and the conduct of the Business does not infringe upon, or induce or contribute to the infringement of, the intellectual property rights, domestic or foreign, of any other person,

(v) the Vendor is not aware of any claim of infringement (or the inducing of or contribution to the infringement) of any intellectual property rights of any other person arising from the use of the Intellectual Property nor has the Vendor received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any intellectual property rights of any other person. The Vendor has no knowledge of any infringement or violation by any third party of any of the Vendor's rights in the Intellectual Property,

(vi) the Vendor is not aware of any fact, reason, action or inaction that adversely affects the scope, validity or enforceability of any of the Intellectual Property;

(vii) the Vendor has provided the Purchaser a true and complete copy of all contracts, applications (including prosecution history), registrations and amendments thereto that comprise or relate to the Intellectual Property, and

(viii) no funding used in the research, development and testing of the Intellectual Property inventory originated from a governmental source of any other person outside of the Vendor;

(aj) the Vendor has the Business Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date. The Vendor is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy, in due and timely fashion. The Vendor has provided or will provide upon request a true copy of each such insurance policy to the Purchaser;

(ak) to the best of the Vendor's knowledge, no officer, director or shareholder of the Vendor and no entity that is an affiliate or associate of one or more of such individuals:

(i) owns, directly or indirectly, any interest in (except for shares representing less than one per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any person that is, or is engaged in business as, a competitor of the Business or a lessor, lessee, supplier, distributor, sales agent or customer of the Business,

(ii) owns, directly or indirectly, in whole or in part, any property that the Vendor uses in the operations of the Business, or

(iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Vendor in connection with the Business, except for any liabilities reflected in the Financial Statements and claims in the ordinary course of business;

(al) there has been no termination or cancellation of, and no modification or change in, the Vendor's business relationship with any major customer or group of major customers. The Vendor has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Business will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement;

(am) there are no liabilities of the Vendor or its associates or affiliates, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the Closing Date, other than the Assumed Indebtedness; and

(an) neither this Agreement nor any document to be delivered by the Vendor nor any certificate, report, statement or other documents furnished by the Vendor in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading. The Vendor has disclosed to the Purchaser everything material or cogent in connection with the business and affairs of the Vendor and its status, and nothing stated to the Purchaser has been misleading.

8.          REPRESENTATIONS  OF  THE  PURCHASER

8.1 The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated hereby, that:

(a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the federal laws of Canada and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

(b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms;

(c) the Purchaser is not a non-Canadian as defined in the Investment Canada Act (Canada);

(d) there is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement;

(e) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the federal laws of Canada, and has the power, authority, and capacity to carry on its business as presently conducted and to enter into this Agreement and carry out its terms;

(f) the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

(g) neither the execution and delivery of this Agreement nor the performance of the Purchaser's obligations hereunder will violate or constitute default under the constating documents, by-laws, or articles of the Purchaser, any order, decree, judgment, statute, by-law, rule, regulation, or restriction applicable to the Purchaser, its business or any of its business assets, or any contract, agreement, instrument, covenant, mortgage, or security;

(h) each of the Purchaser's contracts, engagements, and commitments is in good standing and in full force and effect and the Purchaser has performed all of the obligations required to be performed by it and is entitled to all benefits thereunder, and is not in default or, to the Purchaser's knowledge, alleged to be in default in respect of any material contract or any other contracts, engagements or commitments to which the Purchaser is a party or by which it is bound;

(i) the audited financial statements of the Purchaser for the period ended February 28, 1999 were prepared in accordance with generally accepted accounting principles consistently applied and are true and correct and present fairly and completely the assets, liabilities (whether accrued, absolute, contingent or otherwise), and the financial condition of the Purchaser and the results of the operation of its business for the periods reported thereby. The financial position and condition of the Purchaser is now at least as good as that shown on or reflected in the interim financial statements provided to the Vendor;

(j) since February 5, 1999, the Purchaser's business has been carried on only in the ordinary and normal course consistent with past practices and since such date there has not been:

(i) any change, event, or circumstance which would materially adversely affect the affairs, assets, liabilities, earnings, prospects, operation, or condition of its business, or

(ii) any loss, damage, or destruction, whether or not covered by insurance, which would materially adversely affect the affairs, prospects, operations, or condition of the Purchaser's business or its business assets; and

(k) the Form 20F of the Purchaser, in connection with the year ended February 28, 1998, filed with the SEC is true and correct in all material respects and there have been no adverse material changes to the business, affairs or financial condition of the Purchaser since the date of such Form 20F.

9.          COVENANTS  OF  THE  VENDOR

9.1          Between  the  date  of  this  Agreement  and  the Closing Date, the
Vendor:

(a) will not sell or dispose of any of the Business Assets, except only the sale of Inventory in the ordinary course of business and will preserve the Business Assets intact without any further Encumbrances;

(b) will not make or agree to make any payment to any of the officers, directors, employees, or agents of the Vendor except in the ordinary course of business and at the regular rates of compensation now in effect or as reasonable reimbursement for expenses incurred by such persons in connection with the Business;

(c) will conduct the Business diligently and only in the ordinary course consistent with past practice, keep the Business Assets in their present state, and endeavour to preserve the organization of the Business intact and the goodwill of the suppliers and customers and others having business relations with the Vendor relating to the Business;

(d) will maintain insurance coverage of the scope and in the amounts presently held in full force and effect and shall take out, at the expense of the Purchaser, such additional insurance as may reasonably be requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

(e) will afford the Purchaser and its authorized representatives full access during normal business hours to the Business Assets and all other property and assets utilized in the Business and without limitation all title documents, abstracts of title, deeds, leases, contracts, financial statements, policies, reports, licenses, books, records, and other such material relating to the Business, and furnish such copies thereof and other information, as the Purchaser may reasonably request;

(f) will use its best efforts to procure and obtain at or prior to the Closing Date all such consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby from all federal, provincial, municipal or other governmental or regulatory bodies and from all other third parties as necessary;

(g) will deliver to the Purchaser true copies of the Material Contracts and full particulars of and true copies of all instruments evidencing or pertaining to the Assumed Indebtedness;

(h) at the request of the Purchaser, the Vendor shall execute such consents, authorizations and directions as may be necessary to permit any inspection of the Business or any of the Business Assets or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Business or the Business Assets maintained by governmental or other public authorities;

(i) the Vendor shall permit the Purchaser's representatives or consultants to conduct all such testing and inspection in respect of environmental matters at such locations of the Business as the Purchaser may determine, in its sole discretion, as may be required to satisfy the Purchaser in respect of such matters;

(j) the Vendor shall pay and discharge the liabilities of the Vendor relating to the Business in the ordinary course and consistent with the previous practice of the Vendor, except those contested in good faith by the Vendor and except as otherwise agreed to among the Vendor and the Purchaser;

(k) the Vendor shall use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve and authorize validly and effectively the transfer of the Business Assets to the Purchaser and the execution and delivery of this Agreement and any other Agreements or documents contemplated hereby including, if necessary, the passing of a special resolution of shareholders required by and to cause all necessary meetings of directors and shareholders of the Vendor to be held for such purpose; and

(l) will not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Vendor contained herein, and the Vendor shall not enter into any material supply agreements relating to the Business or make any material decisions or enter into any material contracts with respect to the Business without the consent of the Purchaser, which consent shall not be unreasonably withheld.

9.2 The Vendor will within 30 days after the Closing Date, change its name and the names of any of its associates or affiliates that include the words "CallDirect Enterprises Inc." (the "Business Name") to a name dissimilar to the Business Name. The Vendor agrees that from and after the Closing Date neither the Vendor nor any of its associates or affiliates will use the words "CallDirect Enterprises Inc." or any part thereof or any similar words in any business name or business venture.

9.3 The Vendor covenants and agrees to indemnify and hold harmless the Purchaser from and against:

(a) except as to the Assumed Indebtedness which by the terms hereof are specifically to be assumed or paid by the Purchaser, any and all debts, obligations, and liabilities, whether accrued, absolute, contingent, or otherwise, existing at the time of Closing, respecting the Business or the Business Assets for which the Purchaser becomes liable; and the Purchaser may, but will not be bound to, pay or perform same where not to make such payment would in the opinion of the Purchaser, acting reasonably, materially adversely affect the Business and all moneys so paid by the Purchaser in doing so will constitute indebtedness of the Vendor to the Purchaser hereunder;

(b) any and all damage or deficiency resulting from any misrepresentation, misstatement, breach of warranty, or the non-fulfilment of any covenant on the part of the Vendor under this Agreement or under any document or instrument delivered pursuant hereto or in connection herewith;

(c) any and all claims, actions, suits, proceedings, demands, assessments, judgments, charges, penalties, costs, and expenses (including the full amount of any legal expenses invoiced to the Purchaser) which arise or are made or claimed against or are suffered or incurred by the Purchaser in respect of any of the foregoing;

(d) any and all losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with the operation of the Business up to the Closing Date; and

(e) any claims made pursuant to this clause 9.3 shall not be enforceable unless notice thereof with reasonable particulars of the claim is given in writing to the party being claimed against within three (3) years from the Closing Date.

9.4 The exercise of any rights or inspection by or on behalf of the Purchaser under Clause 9.1 shall not mitigate or otherwise affect any of the representations and warranties of the Vendor hereunder which shall continue in full force and effect as provided in Clause 7.1.

10.          COVENANTS  OF  THE  PURCHASER

10.1 Between the date of this Agreement and the Closing Date, the Purchaser will make all reasonable efforts to obtain and procure in co-operation with the Vendor all consents, approvals, releases, and discharges required to effect the transactions contemplated hereby.

10.2 Subject to the provisions of this Agreement, the Purchaser will, from and after the Closing Date, pay as and when same become due and payable all debts and liabilities of the Business which arise after the Closing Date and punctually observe and perform all obligations to be performed in respect of the Business which relate to any period after the said date.

10.3 Subject to the provisions of this Agreement, from and after the Closing Date, the Purchaser will indemnify and hold the Vendor harmless from and against all liabilities of the Business arising after the Closing Date, provided that such liabilities are in no way due to any misrepresentations, breach of warranty, misstatement or breach of covenant or obligation hereunder by the Vendor. Any claims made pursuant to this clause 10.3 shall not be enforceable unless notice thereof with reasonable particulars of the claim is given in writing to the party being claimed against within three (3) years from the Closing Date.

11.          NON  MERGER

11.1 The representations, warranties, covenants, and agreements of the Vendor contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Vendor of such representation, warranty, covenant, or agreement), or any investigation by the Purchaser, same will remain in full force and effect.

11.2 The representations, warranties, covenants, and agreements of the Purchaser contained herein and those contained in the documents and instruments delivered pursuant hereto or in connection herewith will survive the Closing Date, and notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases the Purchaser of such representation, warranty, covenant, or agreement), or any investigation by the Vendor, same will remain in full force and effect.

12.          CONDITIONS  PRECEDENT

12.1 The obligation of the Purchaser to consummate the transactions herein contemplated is subject to the fulfilment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Vendor contained herein are true and correct on and as at the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Purchaser;

(b) that all the terms, covenants, conditions, agreements, and obligations hereunder on the part of the Vendor to be performed or complied with at or prior to the Closing Date;

(c) that between the date hereof and the Closing Date no change, event, or circumstance has occurred which materially adversely affects the Business Assets or the prospects, operation, or condition of the Business or which, significantly reduces the value of the Business or the Business Assets to the Purchaser;

(d) that between the date hereof and the Closing Date there has not been any substantial loss, damage, or destruction, whether or not covered by insurance, to any of the Business Assets;

(e) no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Business Assets contemplated hereby;

(f) that at the Closing Date, there shall have been obtained from The Alberta Stock Exchange (the "ASE") confirmation that the ASE does not object to the transactions contemplated in this Agreement;

(g) that at the Closing Date, there shall have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendor to permit the change of ownership of the Business Assets contemplated hereby, and all notices, consents and approvals with respect to the transfer or assignment of the Material Contracts, including, without limitation those described in Schedule "4" hereof have been obtained;

(h) that at the Closing Date, the Vendor shall have given or obtained the notices, consents and approvals described in Schedule "11" - Consents, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

(i) that at the Closing Date, there will have been obtained from each creditor listed in Schedule "14" an executed Settlement Agreement whereby each such creditor agrees to settle its debts and claims against the Vendor and the Business and to release the Vendor from any further liability in connection with such debts and claims; and

(j) that at the Closing Date, there will have been obtained from the Principal an executed employment agreement with the Purchaser in a form satisfactory to the Purchaser and containing the terms customary for this type of agreement;

The foregoing conditions of this Clause 12.1 are for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. If any of the conditions contained in this Clause 12.1 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Purchaser, acting reasonably, the Purchaser, may, by notice to the Vendor, terminate this Agreement and the obligations of the Vendor and the Purchaser under this agreement, provided that the Purchaser may also bring an action pursuant to Clause 9.3, 10.4 against the Vendor for damages suffered by the Purchaser where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendor.

12.2 The obligation of the Vendor to consummate the transactions herein contemplated is subject to the fulfilment of each of the following conditions precedent at the times stipulated:

(a) that the representations and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties were made as at the Closing Date, except as may be in writing disclosed to and approved by the Vendor;

(b) that at the Closing Date, there will have been obtained from each creditor listed in Schedule "14" an executed Settlement Agreement whereby each such creditor agrees to settle its debts and claims against the Vendor and the Business and to release the Vendor from any further liability in connection with such debts and claims; and

(c) that all terms, covenants, conditions, agreements, and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing, including in particular the Purchaser's obligation to deliver the documents and instruments herein provided for in Clause 14, have been performed and complied with as at the Closing.

The foregoing conditions of this Clause 12.2 are for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. If any of the conditions contained in this Clause 12.2 shall not be performed or fulfilled at or prior to the Closing Date to the satisfaction of the Vendor acting reasonably, the Vendor may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendor and the Purchaser under this Agreement, provided that the Vendor may also bring an action pursuant to Clause
10.3 against the Purchaser for damages suffered by it where the non-performance or non-fulfilment of the relevant condition is as a result of a breach of covenant, representation or a warranty by the Purchaser.

13.          TRANSACTIONS  OF  THE  VENDOR  AT  THE  CLOSING

13.1 At the Closing Date, the Vendor will execute and deliver or cause to be executed and delivered all deeds, conveyances, bills of sale, transfers, assignments, agreements, certificates, documents, and instruments as may be necessary to effectively vest good and marketable title to the Business Assets in the Purchaser free and clear of any Encumbrances (except the Permitted Encumbrances or as may be otherwise specifically provided herein) and without limiting the foregoing, will execute and deliver or cause to be executed and delivered:

(a)     a  bill  of  sale  (Absolute)  for  the  Equipment;

(b)     a  general  conveyance  of  the  Business  Assets;

(c) all consents, approvals, releases, and discharges as may be required to effect the transactions contemplated hereby, including in particular those described in Schedule "11" - Consents;

(d) a certified copy of a resolution of the Directors of the Vendor duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(e) a certified copy of a special resolution of the shareholders of the Vendor duly passed authorizing and approving the sale of the Business Assets as contemplated hereby;

(f) a certified copy of a special resolution of the shareholders of the Vendor duly passed changing its name to permit the Business Name to be used by the Purchaser and all such other documents;

(g) a certificate of the Principal dated the Closing, acceptable in form and content to the solicitors for the Purchaser, certifying that the conditions set out in Clause 12.1 have been satisfied;

(h) for the purposes of Clause 6.1 hereof, an affidavit of the Principal setting forth the names and addresses of the creditors pertaining to the Assumed Indebtedness and the amount of the indebtedness or liability due or payable to each such creditor;

(i) the favourable legal opinion of the solicitors for the Vendor, in form satisfactory to solicitors for the Purchaser, to the effect that all necessary steps and corporate proceedings have been taken by the Vendor to permit the sale of the Business and the Business Assets as contemplated hereby, that this Agreement and all documents and instruments delivered pursuant hereto have been duly and validly authorized, executed, and delivered by the Vendor, and confirming such other matters as the Purchaser's solicitors may reasonably require;

(j)     an  employment  agreement  executed  by  the  Principal;

(k) all such documents and instruments as may be necessary to transfer or assign the Intellectual Property;

(l) executed releases by any third parties which have any Encumbrances against the Business Assets other than the Permitted Encumbrances;

(m) unless waived by the Purchaser, certified copies of any and all insurance policies relating to the Business and Business Assets with transfer and consent forms duly endorsed;

(n)     an  executed  Section  167  E.T.A.  election  form;

(o) executed assignments of all Leases described under the heading Leased Property in Schedule "2" and all leases of personal property as described in Schedule "4" - Material Contracts; and

(p) all such other documents and instruments as the Purchaser's solicitors may reasonably require.

14.          TRANSACTIONS  OF  THE  PURCHASER  AT  THE  CLOSING

14.1 At the Closing the Purchaser will deliver or cause to be delivered to the Vendor:

(a)     share  certificates  representing  the  Purchase  Shares;

(b) a certified copy of a resolution of the Directors of the Purchaser duly passed authorizing the execution and delivery of this Agreement and the completion of the transactions contemplated hereby;

(c) a certificate of the secretary of the Purchaser dated as of the Closing Date, acceptable in form and content to the solicitors for the Vendor, certifying that the conditions precedent set out in Clause 12.2 have been satisfied; and

(d) all such other documents and instruments as the Vendor or its solicitors may reasonably require.

15.          TAXES

15.1 All taxes arising out of the purchase of the Business Assets as contemplated hereby will be paid by the Purchaser.

15.2 The Purchaser shall be liable for and shall pay all federal and provincial sales taxes (including any retail sales taxes and land transfer taxes) and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Business Assets by the Vendor to the Purchaser.

16.          ASSETS  AT  RISK

16.1 From the date hereof to the Closing Date, the Business Assets will remain at the risk of the Vendor. If any of the Business Assets are lost, damaged, or destroyed prior to the time of Closing, the Purchaser may in lieu of terminating this Agreement pursuant to Clause 12.1 elect by notice in writing to the Vendor to complete the purchase to the extent possible, and at the option of the Purchaser, either:

(a) the Purchase Price will be reduced by an amount equal to the cost of making good such loss, damage, or destruction; or

(b) the Vendor will assign and pay over to the Purchaser all insurance moneys payable in respect of such loss, damage, or destruction.

17.          AGENTS

17.1 The Vendor warrants to the Purchaser that no agent or other intermediary has been engaged by the Vendor in connection with the purchase and sale herein contemplated, and if there are any agent's commissions which become due and payable such costs and expenses will be the sole liability of the Vendor.

18.          FURTHER  ASSURANCES

18.1 From time to time subsequent to the Closing Date, the parties covenant and agree, at the expense of the requesting party, to promptly execute and deliver all such further documents and instruments and do all such further acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated hereby.

19.          ASSIGNMENT

19.1 This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

20.          SUCCESSORS  AND  ASSIGNS

20.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

21.          COUNTERPARTS

21.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

22.          NOTICES

22.1 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or by prepaid registered mail, posted in Canada, and addressed to the proper party at the address stated below:

(a)     if  to  the  Vendor:
        CallDirect  Enterprises  Inc.
        Suite  120,  6165  Highway  17
        Delta,  British  Columbia  V4K  5B8

(b)     if  to  the  Purchaser:
        Suncom  Telecommunications  Inc.
        120  North  LaSalle  Street,  Suite  1000
        Chicago,  Illinois,  U.S.A.  60602

(c)     if  to  the  Principal:
        William  McGinty
        4351  Arbutus  Street
        Vancouver,  British  Columbia,  V6J  4S4

or to such other address as any party may specify by notice. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

23.          TENDER

23.1 Tender may be made upon the Vendor or Purchaser or upon the solicitors for the Vendor or Purchaser and money may be tendered by bank draft issued by a Canadian chartered bank. If the Vendor or the Purchaser is comprised of more than one person, then tender on any one person will be sufficient.

24.          REFERENCE  DATE

24.1 This Agreement is dated for reference the 6th day of May, 1999, but will become binding as of the date of execution and delivery by all parties hereto and subject to compliance with the terms and conditions hereof, the transfer and possession of the Business Assets shall be deemed to take effect as at the close of business on the Closing Date.

25.          REFERENCES  TO  AGREEMENT

25.1 The terms "this Agreement", "hereof", "herein", "hereby", "hereto", and similar terms refer to this Agreement and not to any particular clause, paragraph or other part of this Agreement. References to particular clauses are to clauses of this Agreement unless another document is specified.

IN WITNESS WHEREOF the parties have executed and delivered these presents on May 6, 1999.

CALLDIRECT  ENTERPRISES  INC.:

Per:     /s/  William  McGinty
         ---------------------
         Authorized  Signatory

SUNCOM  TELECOMMUNICATIONS  INC.:

Per:     /s/  signed
         -----------
         Authorized  Signatory

                                          )
SIGNED,  SEALED  and  DELIVERED  by       )
WILLIAM  McGINTY  in the presence of:     )
                                          )
/s/  signed                               )
------------------------------------      )
Signature                                 )
4986  Karlota                             )
------------------------------------      )
Print  Name                               )
Delta,  BC                                )
-------------------------------------     )
Address                                   )
Bookkeeper                                )
-------------------------------------     )
                                          )
                                          )     /s/  William  McGinty
                                          )     ---------------------
Occupation                                )     WILLIAM  McGINTY

                                LIST OF SCHEDULES

Schedule     Description

1            Financial  Statements
2            Leased  Property
3            Machinery  and  Equipment
4            Material  Contracts
8            Permitted  Encumbrances
11           Consents
14           Assumed  Indebtedness

May-99   11:45  hrs.     CALLDIRECT  ENTERPRISES  INC.     Page:  1

                                   SCHEDULE 1
                              FINANCIAL STATEMENTS
(See  attached)

May-99   11:45  hrs.     CALLDIRECT  ENTERPRISES  INC.     Page:  2
May-99   11:45  hrs.     CALLDIRECT  ENTERPRISES  INC.     Page:  1



                              *** BALANCE SHEET ***
                                (AS AT 06-May-99)


ASSETS
                                     Current Assets
  CallDirect Capital Bank . . . . .         6,536.42
  Bank of Montreal. . . . . . . . .         8,856.89
  Royal Bank. . . . . . . . . . . .         1,083.68
  Royal Bank U.S. Acct. . . . . . .            49.38
  U.S. Exchange Clearing. . . . . .          (161.94)
  American Express - Mailed . . . .         1,021.87
  Diners Club . . . . . . . . . . .            98.28

                                                       $     17,484.58
  Total - Cash on Hand
  Accounts Receivable
    Accounts Receivable - Trade . .        40,576.29
    Accounts Receivable - Clearing.           105.58
    Accounts Receivable - Outbound.         2,937.51

                                                       $     43,619.38

  Net Accounts Receivable
  Other Current Assets
    Inventory at Cost . . . . . . .        44,558.41
    Inventory - Defective . . . . .        12,701.26
    Inventory - Returned to Suppli.         1,575.50
    Contra Account. . . . . . . . .         2,211.04
    Prepaid Deposits. . . . . . . .         1,845.64

Total Other Current Assets. . . . .                    $     62,891.85

Total - Current Assets. . . . . . .                                        $    123,995.81

Fixed Assets at Cost
  Furniture & Fixtures. . . . . . .       116,656.17
  Computer Equipment. . . . . . . .        20,422.25
  (Accum. Amort. - Computer Eq.). .       (10,899.48)

    Net Book Value-Computer Eq. . .                    $    126,178.94
  Computer Software . . . . . . . .        17,112.60
  (Accum. Amort.- Comp. Software) .       (14,781.22)

    Net Book Value - Comp. Softw. .                    $      2,331.38
  Office Equipment. . . . . . . . .        10,640.65
  (Accum. Amort. - Office Eq.). . .        (2,866.81)

    Net Book Value-Office Eq. . . .                    $      7,773.84
  Telephone Equipment . . . . . . .       109,753.27
  (Accum. Amort. - Telephone Eq.) .       (44,047.21)

    Net Book Value-Telephone E. . .                    $     65,706.06
  Equipment Under Capital Lease . .        52,052.35
  (Accum. Amort. - Leased Eq.). . .       (27,625.12)

    Net Equip Under Capital Le. . .                    $     24,427.23


  Accum.Amort.-Office Furn.&Equip .  $     22,807.34)
  Leasehold Improvements. . . . . .        10,721.50
  (Accumulated Amor.-Leaseholds). .        (4,498.30)

Total Fixed Assets. . . . . . . . .                                        $    209,833.31

Total - Assets. . . . . . . . . . .                                                         $    333,829.12

LIABILITIES & EQUITY

  Liabilities

  Current Liabilities
    Suncom Loan Payable . . . . . .        51,873.41
    Accounts Payable. . . . . . . .       109,000.00
    Provincial Sales Tax Payable. .           857.05
    G.S.T. Collected. . . . . . . .        16,592.57
    G.S.T. Input Credits. . . . . .       (18,099.06)
    H.S.T. Collected. . . . . . . .         (   5.32)
    H.S.T. Input Credits. . . . . .         (  34.00)

  Total - Current Liabilities . . .                    $    160,184.65

  Long-term Liabilities
    WJM Advance . . . . . . . . . .        (2,691.33)
    JR Advance. . . . . . . . . . .        40,516.18
    Capital Lease #674021 . . . . .         1,605.72
    Capital Lease . . . . . . . . .         3,177.13
    Capital Lease #747810 (aug) . .         6,494.64
    Capital Lease - 11/97 . . . . .         6,034.38

  Total - Long-term Liabilities . .                    $     55,136.72

  Total - Liabilities . . . . . . .                                        $    215,321.37

  Shareholder's Equity

  Share Capital
    Common Stock Issued @$0.15. . .       631,973.37
    Common Stock Issued @$0.40. . .       132,325.00
    Shares Issued @ 0.25. . . . . .       965,440.89
    Common Stock Issued for Furn. .        77,932.00

  Total - Share Capital . . . . . .                    $  1,807,671.26

    Retained Earnings . . . . . . .                          (1,050.40)
    Current Earnings. . . . . . . .                      (1,688,113.11)

  Total - Shareholders' Equity. . .                                        $    118,507.75

  Total - Liabilities & Equity. . .                                                         $    333,829.12



                                                    *** INCOME STATEMENT ***
                                                        (As at 06-May-99)


                                             --- MONTH-TO-DATE---                   --- QUARTER-TO-DATE ---     ---YEAR-TO-DATE ---
                                 $                     % Sales                      $                     $Sales     $
INCOME
 Rental Income. . . . . . . . .                   0.00                         -                   0.00         -      1,121.50
 Sales -Inventory . . . . . . .              16,930.21                     100.0              50,876.06     100.0    616,856.70

Total - Net Sales . . . . . . .  $           16,930.21                     100.0   $          50,876.06     100.0   $617,978.20

EXPENSES
Cost of Goods Sold
 Duty & Freight-In. . . . . . .                  41.96                       0.2                 181.56       0.4      1,952.88
 Inventory Refurbishing . . . .                   0.00                    162.75                    0.3    162.75
 Cost of Goods Sold . . . . . .               9,031.67                      53.3   $          29,204.60      57.4    385,942.27

Total - Cost of Goods Sold. . .  $            9,073.63                      53.6   $          29,548.91      58.1   $388,057.90

Gross Profit. . . . . . . . . .               7,856.58                      46.4   $          21,327.15      41.9   $229,920.30

Operating Expenses
 Capital Corp Clearing. . . . .                   0.00                         -               1,233.28       2.4      1,233.28
 Accounting . . . . . . . . . .                   0.00                         -                   0.00         -      7,725.00
 Advertising Expense. . . . . .                   0.00                         -                  15.91         -        258.61
 Advertising Co-op Revenue. . .                   0.00                         -                   0.00         -     (4,768.33)
 Advertising-List Rental-Revenu                   0.00                         -              (1,203.43)    ( 2.4)    (4,188.05)
 Amortization Costs . . . . . .                   0.00                         -                   0.00         -     27,959.74
 Catalogue Residules. . . . . .                 263.78                       1.6                 263.78       0.5        263.78
 Computer Maintenance . . . . .                   0.00                         -                 739.00       1.5      3,090.39
 Medical. . . . . . . . . . . .                   0.00                         -                   0.00         -        216.00
 Auto & Parking Expenses. . . .                   0.00                         -                 809.90       1.6      8,244.27
 Collection expense . . . . . .                   0.00                         -                   0.00         -        634.11
 Consulting Fees. . . . . . . .                   0.00                         -               1,512.36       3.0     11,012.36
 Bad Debt Expense . . . . . . .                   0.00                         -               2,658.43       5.2      6,534.39
 Bank Charges Expense . . . . .                   0.00                         -               1,005.31       2.0      8,733.65
 Business and Promotion . . . .                   0.00                         -               3,129.29       6.2      5,590.74
 Defective Inventory. . . . . .                   0.00                         -                ( 78.40)   (  0.2)     7,016.49
 Delivery Expense . . . . . . .                (272.00)                   (  1.6)                433.61       0.9      5,869.41
Delivery Supplies . . . . . . .                   0.00                         -                 168.29       0.3        659.15
Janitorial Expenses . . . . . .                   0.00                         -                   0.00         -        990.00
Filing Fees . . . . . . . . . .                   0.00                         -                 100.00       0.2      3,510.25
Investors' Relations. . . . . .                   0.00                         -                   0.00         -        347.15
Insurance Expense . . . . . . .                   0.00                         -                 289.38       0.6      1,240.27
Lease . . . . . . . . . . . . .               1,042.21                       6.2               3,847.81       7.6     10,976.05
Lease - Office Building . . . .               3,242.15                      19.2              13,148.27      25.8     41,064.14
Leasehold Repairs/Improvements.                   0.00                         -                  71.55       0.1        828.81
Legal . . . . . . . . . . . . .                   0.00                         -                 612.20       1.2      3,362.32
Licenses & Fees . . . . . . . .                   0.00                         -               1,662.94       3.3      1,884.94
Management Fees . . . . . . . .                   0.00                         -               9,000.00      17.7     56,000.00
Memberships . . . . . . . . . .                   0.00                         -                   0.00         -        953.30
Office Expense. . . . . . . . .                   0.00                         -                 344.66       0.7      6,189.12
Postage . . . . . . . . . . . .                   0.00                         -                 333.00       0.7      2,241.27
Product Evaluation Expense. . .                   0.00                         -                   0.00         -        235.83


                            ---YEAR-TO-DATE ---
                                 % Sales
INCOME
 Rental Income. . . . . . . . .      0.2
 Sales -Inventory . . . . . . .     99.8

Total - Net Sales . . . . . . .    100.0

EXPENSES
Cost of Goods Sold
 Duty & Freight-In. . . . . . .      0.3
 Inventory Refurbishing
 Cost of Goods Sold . . . . . .     62.5

Total - Cost of Goods Sold. . .     62.8

Gross Profit. . . . . . . . . .     37.2

Operating Expenses
 Capital Corp Clearing. . . . .      0.2
 Accounting . . . . . . . . . .      1.3
 Advertising Expense
 Advertising Co-op Revenue. . .     (0.8)
 Advertising-List Rental-Revenu     (0.7)
 Amortization Costs . . . . . .      4.5
 Catalogue Residules
 Computer Maintenance . . . . .      0.5
 Medical
 Auto & Parking Expenses. . . .      1.3
 Collection expense . . . . . .      0.1
 Consulting Fees. . . . . . . .      1.8
 Bad Debt Expense . . . . . . .      1.1
 Bank Charges Expense . . . . .      1.4
 Business and Promotion . . . .      0.9
 Defective Inventory. . . . . .      1.1
 Delivery Expense . . . . . . .      0.9
Delivery Supplies . . . . . . .      0.1
Janitorial Expenses . . . . . .      0.2
Filing Fees . . . . . . . . . .      0.6
Investors' Relations. . . . . .      0.1
Insurance Expense . . . . . . .      0.2
Lease . . . . . . . . . . . . .      1.8
Lease - Office Building . . . .      6.6
Leasehold Repairs/Improvements.      0.1
Legal . . . . . . . . . . . . .      0.5
Licenses & Fees . . . . . . . .      0.3
Management Fees . . . . . . . .      9.1
Memberships . . . . . . . . . .      0.2
Office Expense. . . . . . . . .      1.0
Postage . . . . . . . . . . . .      0.4
Product Evaluation Expense




                                                    *** INCOME STATEMENT ***
                                                        (As at 06-May-99)


                                          --- MONTH-TO-DATE---                   --- QUARTER-TO-DATE ---        ---YEAR-TO-DATE ---
                                 $                     % Sales                     $                     $Sales      $
Softwear Discrepencies (Sales)                   0.00                         -                   0.00         -         368.66
Subscriptions. . . . . . . . .                   0.00                         -                  99.46       0.2         823.44
Telephone Expense. . . . . . .                  97.80                       0.6               4,523.37       8.9      23,082.44
Transfer Agent Fees. . . . . .                   0.00                         -                 501.14       1.0       3,012.57
Travel . . . . . . . . . . . .                   0.00                         -                   0.00         -         854.46
Utilities Expense. . . . . . .                   0.00                         -                 783.30       1.5       2,060.42
Workshop Supplies. . . . . . .                   0.00                         -                   6.47         -           6.47
Unallocated Expenses . . . . .            (398,329.02)                  (2352.8)           (398,329.02)   (782.9)   (398,329.02)
Wages. . . . . . . . . . . . .                   0.00                         -              11,874.10      23.3     115,903.67
U.I. - Employers Share . . . .                   0.00                         -                 253.81       0.5       4,127.98
C.P.P. - Employers Share . . .                   0.00                         -                 367.68       0.7       3,201.12
W.C.B. - Employers Expense . .                   0.00                         -                 260.26       0.5       1,170.42

Total - Operating Expenses . .           ($393,955.08)                  (2326.9)          ($339,562.29)   (667.4)   ($27,808.93)

Operating Income (Loss). . . .  $          401,811.66                    2373.3   $         360,889.44     709.4   $ 257,729.23


Other Revenues and Expenses
Interest/PST Comm. (Earned). .                   0.00                         -                  12.54         -         328.90
Interest Expense . . . . . . .                   0.00                         -                   0.00         -       3,054.65
Foreign Exchange . . . . . . .                   0.00                         -                   0.00         -      (1,161.67)

Total-Other (Revenue)/Expense.  $                0.00                         -                ($12.54)        -   $   1,564.08

Income (Loss) Before Taxes . .  $          401,811.66                    2373.3   $         360,901.98     709.4   $ 256,165.15

Net Income or (Loss) . . . . .  $          401,811.66                    2373.3   $         360,901.98     709.4   $ 256,165.15

                            ---YEAR-TO-DATE ---
                                % Sales
Softwear Discrepencies (Sales)      0.1
Subscriptions. . . . . . . . .      0.1
Telephone Expense. . . . . . .      3.7
Transfer Agent Fees. . . . . .      0.5
Travel . . . . . . . . . . . .      0.1
Utilities Expense. . . . . . .      0.3
Workshop Supplies
Unallocated Expenses . . . . .    (64.5)
Wages. . . . . . . . . . . . .     18.8
U.I. - Employers Share . . . .      0.7
C.P.P. - Employers Share . . .      0.5
W.C.B. - Employers Expense . .      0.2

Total - Operating Expenses . .   (  4.5)

Operating Income (Loss). . . .     41.7


Other Revenues and Expenses
Interest/PST Comm. (Earned). .      0.1
Interest Expense . . . . . . .      0.5
Foreign Exchange . . . . . . .   (  0.2)

Total-Other (Revenue)/Expense.      0.3

Income (Loss) Before Taxes . .     41.5

Net Income or (Loss) . . . . .     41.5

                                   SCHEDULE 2
                                 LEASED PROPERTY
(See  attached)

ROYAL  LEPAGE  COMMERCIAL  INC.     ROYAL  LEPAGE
Suite  206,  14888  -  104th  Avenue
Surrey,  BC  V3R  1M4

                             FACSIMILE TRANSMISSION

Date:     February  17,  1997

Re:     Offer  to  Lease  -  Glenwood  Commerce  Centre
     Please  deliver  the  following  11  pages  (including  this  page)  to:

Name:     John  Eccles

Firm:     CallDirect  Enterprises  Inc.

City:     Delta,  BC

Phone:     1-604-946-3676

Fax:     1-604-946-0626

From:     John  Weiss               Business:     (604)  589-3111
     Commercial  &  Industrial     Direct  Line:     (604)  930-3523
     Sales  &  Leasing          Fax:          (604)  589-7548

John:

Attached is a copy of your accepted Offer to Lease on Glenwood Commerce Centre. The quality may suffer over the fax so I am putting a photocopy in the tonights mail. I will contact you on Wednesday, February 19, 1997 to arrange pick up of a deposit in the amount of $7,130.13 (two months rent at $3,565.06 per month) plus GST of $499.11 for a total amount of $7,629.23, If you have any questions, please don't hesitate to call. Thank you.

/s/  John  Weiss
John  L.  Weiss

                                 OFFER TO LEASE
                            GLENWOOD COMMERCE CENTRE
                                (THE "BUILDING")

DATE:     February  13,  1997

TO:     ROYAL  LEPAGE  COMMERCIAL  INC.     (THE  "AGENT")
        206  -  14888  -  104TH  Avenue
        Surrey,  B.C.  V3R  1M4

BETWEEN: GLENWOOD  INDUSTRIES  LTD.     (THE  "LANDLORD")
         2959  -  133rd  Street
         Surrey,  B.C.  V4P  1X9

AND:     CALLDIRECT  ENTERPRISES  INC.     (THE  "TENANT")
         4783  London  Green
         Delta,  B.C.  V4K  4X1

The Tenant hereby offers to lease from the Landlord certain premises (the "Premises"), being a portion of the Landlord's building located at 6165 Highway 17, R.R. #7, Delta, B.C., V4K 4E2 and generally known as Glenwood Commerce
Centre  (the  "Building")  on  the  following  terms  and  conditions:

1.     DESCRIPTION  OF  PREMISES

The Premises shall consist of approximately two thousand four hundred (2,400) rentable square feet of warehouse and three thousand five hundred eighty-five (3,585) rentable square feet of office space as shown outlined in heavy black line on the floor plan attached as Schedule "A" and comprises of the entire ground floor (3,595 sq.ft.) of Unit #2 and the entire second floor (1,195 sq.ft.) of Unit #3. The Premises will be measured in accordance with the terms of the Lease described below.

2.     TERM

The term of the Lease shall be for five (5) years (the "Term"), commencing on May 1, 1997 (the "Commencement Date") and expiring on April 30, 2002.

3.     BASIC  RENT

Tenant will pay to the Landlord Basic Rent of Seven Dollars and Fifteen Cents ($7.15) per rentable square foot of the Premises per annum plus Goods and Services Tax (GST), payable in advance without deduction in equal monthly installments on the first day of each and every month throughout the Term, commencing on the Commencement Date.

For the purposes of the Lease, the Term "Basic Rent" as used in this Offer to lease shall mean the fixed monthly payments of rent due and payable under the Lease, whether characterized as "Basic Rent", "Minimum Rent" or otherwise under the Lease.

4.     PERMITTED  USE

The Premises are to be used for the purpose of a Direct Mail Catalog Business and for no other purposes without the prior approval of the Landlord as set out in the Lease.

5.     TENANT  RESPONSIBILITIES  -  ADDITIONAL  RENT

In addition to Basic Rent plus GST, the Tenant shall pay for all other charges and expenses provided for in the lease from and after the Commencement Date, including without limitation the Tenant's share of property taxes, corporation capital taxes, business taxes, water/sewer rates, building insurance, maintenance, management fees, heat, light and power, plus GST applicable to the foregoing.

6.     LANDLORD'S  IMPROVEMENT  WORK

The Premises to be provided by the Landlord shall be on an "as is, where is" basis, except for those improvements outlined in Schedule "B" which shall be provided at the Landlord's expense . (illegible line follows)

7.     TENANT'S  IMPROVEMENT  WORK

For any improvement work not specified in Schedule "B", the Tenant shall be required to prepare working drawings of the proposed improvement work and obtain the written consent of the landlord before commencing the improvement work, such consent not to be unreasonably withheld. All improvement work shall be done at the Tenant's sole cost and expenses by qualified and licensed contractors and sub-contractors who shall be subject to the reasonable approval of the Landlord. All such Tenant improvement work shall be performed in a first class manner in accordance with the provisions of the Lease.

8.     PERMITS  AND  LICENSES

The Tenant shall be responsible for obtaining all necessary building permits and approvals at required by the relevant regulatory authorities for the Tenant's improvement work. Such permits and approvals must be secured before the Tenant commences its improvement work. If required by the municipal authorities, the Tenant shall also make application for an occupancy certificate for the Premises upon completion of the Tenant's improvement work.

9.     LEASE

The lease for the Premises shall be the Landlord's standard form of lease for the Building, modified to include the provisions of this Offer to Lease and the Tenant's reasonable non-financial amendments (the "Lease"). The Landlord will deliver a copy of the standard form of lease to the Tenant within a reasonable period of time after acceptance of this Offer to Lease, and the Tenant shall have ten (10) days thereafter to review and approve of the same. Upon completion of the Tenant's review and approval of any non-financial amendments requested by the Tenant, the Landlord will prepare and deliver the Lease to the Tenant for execution. The Tenant agrees to execute and return the Lease to the Landlord forthwith upon receipt of the same, and in any event prior to taking possession of and commencing business operations in the Premises. If the Tenant takes possession of the Premises without executing the Lease, the Tenant shall be deemed to have executed the same and shall be bound by all of the provisions thereof, provided however the Tenant shall remain obligated to execute and deliver the Lease to the Landlord forthwith upon demand, and such failure to execute and deliver the Lease to the Landlord shall be a default under the terms of the Lease.

10.     TENANT'S  CONDITIONS

This Offer to Lease is subject to the following conditions precedent, all of which are for the sole benefit of the Tenant:

(a) This Offer To Lease is subject to the Tenant obtaining any and all permits that may be required by The Corporation of Delta to legitimately conduct his business in the Premises.

(the "Tenant's Conditions"). The Tenant's Conditions shall be removed or waived by notice in writing from the Tenant to the landlord within fifteen (15) business days of the Landlord's acceptance of this Offer to Lease, failing which this Offer to Lease shall be null and void and of no force or effect and the Deposit shall be returned to the Tenant. The Landlord acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Landlord as consideration for keeping this Offer to Lease open for acceptance until the time for removal or waiver of the Tenant's Conditions has expired.

11.     LANDLORD'S  CONDITIONS

This Offer to Lease is subject to the following conditions precedent, all of which are for the sole benefit of the Landlord:

(a) Acceptance of this Offer by the Landlord is conditional upon the Tenant providing the Landlord with information respecting the financial status of the Tenant as the Landlord may reasonably require for the purposes of determining the financial strength of the Tenant. The Tenant shall furnish the Landlord with such information forthwith upon acceptance of the Offer. The Landlord shall have ten (10) business days from the date of provision of the financial information to determine whether or not the Tenant is acceptable to the Landlord. The Landlord shall notify the Tenant within ten (10) business days of receipt of the financial information that the tenancy is acceptable to it in writing, failing which the Offer shall become null and void.

(the "Landlord's Conditions"). The Landlord's Conditions shall be removed or waived by notice in writing from the Landlord to the Tenant within ten (10) business days of the Landlord's acceptance of this Offer to Lease, failing which this Offer to Lease shall be null and void and of no force or effect and the Deposit shall be returned to the Tenant. The Tenant acknowledges the receipt of Ten Dollars ($10.00) and other good and valuable consideration to be retained by the Tenant as consideration for keeping this Offer to Lease open for acceptance until the time for removal or waiver of the Landlord's Conditions has expired.

12.     DEPOSIT

Within 48 hours of acceptance of this Offer to Lease by the Landlord, the Tenant shall tender a deposit cheque in the amount of Seven Thousand One Hundred Thirty Dollars and Thirteen Cents ($7,130.13) plus GST (collectively the "Deposit"), which is to be credited one half to the first month's Basic Rent payable under the Lease (including GST), with the balance to be held as security for the due and proper performance by the Tenant of all of the terms, covenants and conditions in the Lease, with the balance to be applied toward Basic Rent (including GST) for the last month of the Term. If this Offer becomes null and void, the Deposit shall be refunded to the Tenant without deduction.

The  Deposit  shall  be  paid  to  the  Agent  as  the  following  address:

ROYAL  LEPAGE  COMMERCIAL  INC.
206  -  14888  -  104th  Avenue
Surrey,  B.C.  V3R  1M4

Should the deposit be equal to Five Thousand Dollars ($5,000.00) or more, the deposit is to be placed in an interest bearing account with interest accruing to the Tenant.

13.     OPTION  TO  EXTEND  TERM

If the Tenant duly and regularly pays the rent, plus GST, and performs each and every one of the covenants in the Lease to be performed and observed by the Tenant, the Tenant shall have one option to extend the Term of the Lease for a further term of five (5) years (the "Extended Term"), such option to be exercised on not less than four (4) months' and not more than twelve (12) months' written notice prior to the expiration of the Term failing which such option shall be null and void and incapable of exercise. If the Tenant exercises the option to extend the Term, the Extended Term shall be on the same terms and conditions as the initial Term of the Lease except for Basic Rent, any free rent allowance, fixturing period, tenant improvement allowance or other incentive given to the Tenant during the initial Term, and except for this option to extend.

The Basic Rent payable by the Tenant during the Extended Term shall be negotiated and agreed upon between the Landlord and the Tenant based on the prevailing fair market Basic Rent as at the commencing of the Extended Term for similarly improved premises of similar size, quality, use and location in buildings similar to the Building, but shall in any event not be less than the Basic Rental paid during the last year of the initial Term of the Lease. If the Landlord and the Tenant are unable to agree on the Basic Rent for the Extended Term within three (3) months prior to the commencement of the Extended Term, the matter shall be determined by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act and in accordance with the foregoing provisions.

14.     NO  REPRESENTATION  /  GOVERNING  LAW

There are no representations, warranties, covenants or agreements, whether express or implied, related to the subject matter of this agreement save as specifically set out in this Offer to Lease. This Offer to Lease shall be governed by and construed in accordance with the laws of the province in which the Building is situated.

15.     TIME  OF  THE  ESSENCE

Time  is  of  the  essence  of  this  Offer  to  Lease  and  each  part  of  it.

16.     AGENCY  DISCLOSURE

The Landlord and Tenant acknowledge that the Agent is acting in a limited dual agency capacity and further acknowledge and agree that they are both being represented by John L. Weiss of Royal LePage Commercial Inc.

17.     ACCEPTANCE

This Offer to Lease is open for acceptance for ten (10) business days from the date hereof and thereafter, if not accepted, it shall be null and void.

DATED  at  Delta,  British  Columbia,  this  13th  day  of  February,  1997.

THE  TENANT:

CALLDIRECT  ENTERPRISES  INC.


Per:  /s/  John  Eccles
      -----------------
 Authorized  Signatory

 John  Eccles,  President     /s/  John  L.  Weiss
                              --------------------
 (Name  and  Title)     Witness:  John  L.  Weiss

We hereby accept his Offer to Lease and agree to be bound by the terms and conditions contained herein.

DATED  at  (location),  this  17  day  of  February,  1997.
            ----------

THE  LANDLORD:

GLENWOOD  INDUSTRIES  LTD.


Per:  /s/  Ray  Dennison
      ------------------
 Authorized  Signatory

 Ray  Dennison,  President     /s/  signed
                               -----------
 (Name  and  Title)            Witness:

                                  SCHEDULE "A"

                                  PLAN OMITTED

                                  SCHEDULE "B"
                           LANDLORD'S IMPROVEMENT WORK

Tenant improvements to be provided by the Landlord and included in the Basic Net Rent shall consist of: two washrooms, one handicapped on the ground floor*, one standard washroom on the 2nd floor, one staff lunchroom on the ground floor*, one private office, one meeting room / office and an Area of Refuge* at the man door in the warehouse area. The balance of the improved area to be treated as open office space. The Landlord will provide the aforementioned tenant improvements to the following standard of construction:

*B.C.  Building  Code  requirement

i)     Partitions  and  Doors

Interior partitions will be steel stud partitions in the office areas. Walls around washrooms, lunch break rooms and conference rooms will have acoustic insulation.

Doors will be 3' x 7' solid core hardboard faced wood doors in the office and hollow metal in the warehouse / service areas. All will have paint finish.

ii)     Floor  Finishes

Carpet will be used throughout the offices. This will be 26 oz. nylon direct glue down application.

The warehouse floor will be concrete with 2 coats of acrylic sealer installed under the base building contract.

iii)     Ceiling  Finishes

Acoustic ceiling tiles will be used throughout the office areas at 9' 0" height. The warehouse area will have exposed galvanized metal steel deck and structure.

iv)     Wall  Finishes

Walls in the office areas will have premium grade paint finishes. The warehouse will not be finished.

v)     Specialties

Washrooms will be fully equipped with washroom accessories. Custom millwork will include an 8' long counter at the staff room and washroom vanities. These will be plastic laminate tops and melamine cabinets.

vi)     Vertical  Conveying

Stairs to the second floor will be concrete filled metal pan steel stairs with steel handrails. Treads will be finished with carpet and rubber nosings.
vii)     Heating,  Ventilation  and  Air  Conditioning

The office will be heated, ventilated and air conditioned using a series of packaged roof top units organized to provide a basic zone controlled system. Washrooms will be provided with exhaust ventilation.

viii)     Plumbing  &  Drainage

Commercial quality Crane or American Standard plumbing fixtures will be specified. Electric domestic water heaters will be used for generating domestic hot water for the plumbing fixtures. One (1) Handicapped accessible 2 piece washroom will be provided on the ground floor.

ix)     Fire  Protection

The base building wet pipe sprinkler system will be modified to suite the office plan. Any upgrade of warehouse system required will be at the tenant's expense.

Electrical  Services

x)     Lighting

     Generally speaking, all office area lighting will be provided by recessed fluorescent luminaires. Placement of luminaires will be arranged to provide lighting levels to I.E.S. standards on the task areas.

xi)     Lighting  Controls

     Lighting controls will be provided to limit the consumption of power during unoccupied hours. Light switches will be provided for all private offices and areas of 1,000 sq.ft. or less.

xii)     Exit  Lighting

     Exit lights will be provided throughout in accordance with the B.C. Building Code. All exit lights will be powered from an auxiliary power source to provide power during normal power outages.

xiii)     Emergency  Lighting

     Emergency lighting will be provided throughout in accordance with the B.C. Building Code.

xiv)     Power  Distribution

     In open office areas power will be provided to accommodate Pac-Pole installation to modular work stations. Wall outlets will be provided at the rate of 2 / 150 sq.ft. in the enclosed office and meeting room areas.

xv)     Fire  Alarm  System
     A complete zoned, non-coded fire alarm system will be provided throughout to the B.C. Building Code standards.

xvi)     Communication  Systems

     An empty conduit system will be provided to accommodate telephone and computer cable installation at the rate of 1 / 150 sq.ft. of office area. Wiring is to be by the tenant.

xvii)     Mechanical  Equipment  Connections

     Connections, disconnects and starters will be provided for all mechanical equipment, as required by mechanical system.
Signage

xviii)     Tenant  Signage

     The Landlord will provide, above the entry to the tenant premises, an illuminated sign box with a blank white plastic face. The tenant will be responsible for the graphics. No other signage is permitted.

ixx)     Project  Directory

     A project directory will be provided adjacent to the site entrance to indicate all tenants, their unit number and building.

These improvements are to be completed at the Landlord's sole cost and expense. Furthermore the Landlord will be responsible for all plans, permits, fees, inspections, approvals, and occupation permits with regard to the Landlords Improvement Work.

The Leased Premises will be left free of refuse and in a clean and tenantable condition with all mechanical, electrical, heating and plumbing systems in good working order and available for the Tenant's occupation.

                                      LEASE

     THIS  INDENTURE  made  as  of  the     DAY  OF
     (in  pursuance  of  The  Land  Transfer  Act).

BETWEEN:

GLENWOOD INDUSTRIES LTD., a company incorporated under the laws of the Province of British Columbia, having a place of business at 13100 Smallwood Place, in the City of Richmond, in the Province of British Columbia, V6V 2B6

(hereinafter  called  the  "Landlord")

                                                               OF THE FIRST PART

AND:


(hereinafter  called  the  "Tenant")

                                                              OF THE SECOND PART

     WITHESSETH that in consideration of the rents, covenants and agreements herein contained on the part of the Tenant, the Landlord hereby leases to the Tenant the premises described in Schedule "A" hereto, being a portion of a building located on lands described as: Parcel Identifier: 000-604-721 Lot 8 Except Part dedicated on Road Plan 61212, District Lot 26 Group 2 New Westminster District, Plan 33914 and all rights and appurtenances appertaining thereto, the said premises, rights and appurtenances being hereinafter sometimes collectively referred to as the "demised premises" or the "premises":

     TO  HOLD  the  premises for the term of           years and          months
(the  "Term")  commencing on the 1st day of                                 (the
"Commencement  Date")  and  ending  on  the         day  of
unless  the  Term  shall  be  sooner  terminated  as  hereinafter  provided.

     If the Landlord is unable to obtain an occupancy permit in respect of the premises by _________________, the Tenant may at its option cancel the Lease.

     THE TENANT PAYING THEREFOR during the Term base rental (the "base rental") in lawful money of Canada of area of the premises payable in equal consecutive monthly instalments on the first day of every month commencing on the first day of ; accordingly the monthly base rental will be Dollars.

     The base rental will be adjusted according to the actual square footage of the premises, to be confirmed by measurement (according to the BOMA standard).

     AND FURTHER PAYING THEREFOR as additional rent the monies and other charges, costs and expenses herein provided to be paid by the Tenant at the several times when they become payable.

     If the Term commences on any day other than the first or ends an any day other than the last day of the month, the base rental and additional rental for the fractions of a month at the commencement and at the end of the Term shall be adjusted pro rata.

                                    ARTICLE I
                               Tenant's Covenants

     The  Tenant  covenants  with  the  Landlord  as  follows:

1.1 During the Term to pay to the Landlord the base rental hereby reserved and all additional rent in the manner and at the times herein provided, without deduction, abatement or set off.

     All base rental and additional rent in arrears shall bear interest at two (2%) per cent above the Royal Bank of Canada Prime Rate being, as at any date, the rate of interest equal to the prime rate of interest per annum from time to time established by the Royal Bank of Canada as a reference rate of interest for the determination of interest rates which the Royal Bank of Canada will charge for loans made by it in Canadian dollars to its customers in Canada. A certificate of an officer of the Royal Bank of Canada at its Vancouver Main branch shall be conclusive as to the said Royal Bank of Canada Prime Rate from time to time. The said Royal Bank of Canada Prime Rate is hereinafter called the "Prime Rate" and is to be determined and calculated on the first day of each month;

1.2 To pay to the Landlord, commencing on the 1st day of in each and every year during the Term, as additional rent:

(a) all taxes, rates, duties and assessments whatsoever, including local improvement rates, and property taxes whether municipal, parliamentary or otherwise, now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed against the demised premises or any similar taxes not now in existence or contemplated at any time during the Term by any competent governmental or municipal body in addition to, or in lieu of, the taxes, rates, duties or assessments hereinbefore referred to but excluding capital tax as defined herein;

(b) if the taxes in respect of the demised premises shall be increased by reason of any equipment, ,machinery, fixtures or installations in or upon, or any alteration made in or to the demised premises by the Tenant, the amount of such increase;

(c) if the Tenant or any person, firm or corporation occupying the demised premises or any part thereof shall elect to have the demised premises or any part thereof assessed for separate property taxes, the amount by which the separate property taxes exceed the amount which would be payable by the Landlord for property taxes, had such election not be made;

(d) notwithstanding any other provisions of this Lease to the contrary, the Tenant shall pay to the Landlord, at such times and in such manner as the Landlord may direct, an amount equal to all goods and services taxes, sales taxes, value-added taxes or any other taxes imposed with respect to base rent, additional rental or other amounts payable by the Tenant to the Landlord under this Lease, howsoever such taxes are characterized. The amount payable by the Tenant hereunder shall not be deemed to be base rental or additional rent but the Landlord shall have all of the same rights and remedies for recovery of same as it has for recovery of base rental and additional rent hereunder. The payment of goods and services taxes shall not be required more frequently than monthly, with payment of other rent amounts.

Provided that where any of the foregoing are charged, levied, rated or assessed with respect to the whole of the lands and building (the "Building") of which the demised premises form a part, and the additional building (the "New Building") to be constructed by the Landlord on the lands on which the Building is situate, the Tenant shall pay its proportionate share ("Proportionate Share") thereof being determined by multiplying the amount of such tax, rate, duties or assessment by the fraction which the area of the demised premises, comprises of the total rentable area of the Building and the New Building, which, for greater certainty, excludes all Common Areas (as defined in section 1.23 hereof);

1.3 To pay as and when the same become due, and to save the Landlord in all respects harmless with respect thereto, all business taxes from time to time levied against, or payable by the Tenant in respect of the Tenant's occupancy of the demised premises;

1.4 The tax payments required to be made by the Tenant to the Landlord under the provisions of subsections 1.2 (a), (b) and (c) hereof shall be estimated by the Landlord, and the Tenant shall pay to the Landlord in addition to the monthly payments of base rental hereinbefore reserved, one-sixth of the estimated annual tax payments in the months of January to June, both inclusive, in each calendar year with an adjustment being made as hereinafter set forth. When the property tax bill respecting the demised premises is received by the Landlord for each year, the Tenant shall forthwith pay to the Landlord such additional sums as may be required in order that the Landlord may pay the whole amount of the annual taxes as the same fall due. If the monthly additional payments so paid by the Tenant to the Landlord in the last year of the Term exceed or are less in total than the Tenant's pro rata share of the annual property taxes then the appropriate payment shall be paid by the Landlord to the Tenant or vice versa as soon as the same has been ascertained. The Landlord shall forward to the Tenant copies of all notices or tax bills relating to the imposition of property taxes or other charges required hereunder to be paid as to part or all thereof by the Tenant;

1.5 Capital tax means an imputed amount presently or hereinafter imposed from time to time on the Landlord and payable by the Landlord (or any corporation acting on behalf of the Landlord) and which is levied or assessed against the Landlord on account of its ownership of or capital employed in the demised premises. Capital tax shall be imputed as if the amount of such tax were that amount due if the demised premises were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by the Provincial Government or any other applicable taxing authority against the Landlord with respect to the demised premises, whether or not known as capital tax or any other name;

1.6 In each and every year during the Term to pay, satisfy and discharge directly or indirectly all charges in connection with water, electrical current, gas, sewage, garbage collection and other public or private utilities or services extraordinary as well as ordinary, supplied at any time to the demised premises;

1.7 To indemnify and keep indemnified the Landlord in respect of all losses, costs, charges, penalties and expenses occasioned by or arising from the non-payment by the Tenant, its subtenants, licensees and assignees of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Tenant or any sub-tenant or licensee or other persons occupying the demised premises or any part thereof and provided that the same shall not be a charge on the demised premises or in any way the ultimate responsibility of the Landlord, unless the same shall have already been paid by the Tenant to the Landlord, and provided that the same shall not be of a kind personal to the Landlord, such as taxes on the income of the Landlord;

1.8.1 To repair, replace and maintain the demised premises or any part thereof, (excepting only reasonable wear and tear not inconsistent with the maintenance of a first-class commercial building and hazards covered by the usual extended form of fire insurance policy) and, without limiting the' generality of the foregoing, the Tenant shall keep the demised premises in such condition as a careful and prudent owner would do, including the replacement of electrical light bulbs, tubes and starters and ballasts. Provided further the Tenant shall maintain and repair to a modern standard of usage all equipment and systems of any nature in the demised premises and supplying services to the demised premises at such time or times when the Landlord shall advise and shall perform such programme of maintenance as the Landlord may require in its sole discretion. Until the Landlord advises the Tenant of a programme of maintenance, the Tenant shall be obliged to carry out its own programme of maintenance as a prudent owner would do. Provided further that if the Landlord advises, the Tenant shall perform such maintenance programme not later than one
(1) month after 'notice has been given by the Landlord to the Tenant, failing which, the Landlord at its sole option and in its sole discretion may perform the required maintenance programme at the cost of the Tenant. In such event, the cost shall be paid forthwith upon demand by the Tenant to the Landlord as additional rental. Provided further that upon the expiration or earlier termination of this Lease, the Landlord may inspect the said equipment and systems and if the equipment and systems require maintenance or replacement then the Landlord shall be entitled to perform such maintenance or replacement at the cost of the Tenant and upon demand, the Tenant shall pay the entire cost to the Landlord forthwith as additional rental;

1.8.2 Provided further that if any repairs, replacements or maintenance which are required to be performed by the Tenant under the terms of this Lease and are not performed when required, then the Landlord in its sole discretion after giving reasonable written notice to the Tenant shall be entitled to perform such repairs, replacements or maintenance entirely at the cost of the Tenant and the cost of same shall be paid forthwith by the Tenant to the Landlord upon demand. The cost of same shall be considered to be additional rental under this Lease;

1.9 It shall be lawful for the Landlord and its agents, at all reasonable times during the Term, to enter the demised premises to inspect the condition thereof and the Tenant shall comply with all reasonable requirements of the Landlord with respect to the care, maintenance, replacement and repair thereof, excepting only reasonable wear and tear not inconsistent with the maintenance of a first-class commercial building, and hazards covered by the usual extended form of fire insurance policy and structural repairs and structural replacement. Where an inspection reveals repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing and thereupon the Tenant will, within thirty (30) days from the date of delivery of the notice, make the necessary repairs or replacements in a good and workmanlike manner. In an emergency, the Landlord nay enter the demised premises without notice;

1.10 Subject to the provisions of this Lease, upon expiration or earlier termination of the Term, the Tenant will peaceably surrender, quit and deliver up the demised premises to the Landlord in a good state of repair and maintenance, excepting only reasonable wear and tear not inconsistent with the -maintenance of a first-class commercial building, and hazards covered by the usual extended form of fire insurance policy and structural repairs and structural replacement. The Tenant shall be fully responsible for and shall rectify any damage to the demised premises not excepted under this provision, failing which the Landlord at its option may rectify such damage at the cost of the Tenant and the Tenant shall pay to the Landlord forthwith upon demand such cost;

1.11 To comply promptly with and conform to the requirements of all applicable Governmental and Municipal statutes, laws, bylaws, regulations, ordinances and orders from time to time, or at any time in force during the Term and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order, request or demand of any municipal fire department or other similar body, or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term. Such work shall be performed by the Tenant forthwith upon demand and failure of the Tenant to complete such work within a reasonable period of time after such demand, shall entitle the Landlord at its sole option and in its sole discretion to terminate the Lease or to perform such work at the cost of the Tenant and charge back the costs to the Tenant as additional rental;

1.12 In the event of any damage to the demised premises by any cause, to give notice in writing to the Landlord of such damage forthwith upon the same becoming known to the Tenant;

1.13 At its own expense to keep entrance-ways and all steps and platforms leading thereto clear of all snow, ice and debris;

1.14.1 The Tenant covenants and agrees that it will not permit any objectionable noise or odours, waste, debris of any kind, hazardous or toxic substances to be deposited on or to escape from the premises which may be deemed a nuisance or injurious to the premises or to the Building, the New Building or to any surrounding buildings or surrounding environment;

1.14.2 The Tenant covenants and agrees with the Landlord to indemnify and hold harmless the Landlord of and from all claims, demands, costs, loss, damages and expenses which the Landlord may incur arising out of any pollution of the environment or contamination of property, whether real or personal, caused by or attributable to the operations of the Tenant or the materials handled, stored or transported by the Tenant in, on or about the demised premises;

1.15 The demised premises shall be used only for the purpose of a day care centre and training facility for independent ministries and no assignee or sub-lessee shall use the demised premises for any other purpose whatsoever;

1.16 During the Term any stranger or strangers who are prospective purchasers or mortgagees, or, within the last six months of the Term, prospective tenants, may inspect the demised premises or any part thereof at reasonable times and on reasonable notice to the Tenant on producing an order to that effect signed by the Landlord, provided that such inspections shall not impinge on the classified nature of the business of the Tenant, if any;

1.17 Subject to section 1.8.1, to assume the sole responsibility for the condition, operation, maintenance and management of the demised premises and to heat the same with the heating equipment within the demised premises at its own expense;

1.18 It will not assign, sub-let, licence or part with the possession of the demised premises or any part thereof, or share the occupation of the demised premises, or any part thereof, ,without the consent of the Landlord in writing first had and obtained and, provided the criteria and conditions hereinafter set forth are met and complied with, such consent shall not be unreasonably or arbitrarily withheld. As a condition of the granting of its consent, the Landlord may require any assignee, sub-tenant, licensee or occupant of the demised premises to execute an agreement whereby he, it or they attorn to and become the tenants of the Landlord as if he, it or they had executed this Lease. The Tenant shall furnish to the Landlord copies of any assignment, sub-lease, licence or other agreement herein contemplated. Provided that no assignment, sub-letting, licensing or parting with possession of the demised premises shall in any way release or be deemed to release the Tenant, (or any guarantor hereof) from its obligations under the terms of this Lease. Provided further that the proposed assignee, sub-tenant, licensee or occupant of the demised premises shall be required to provide financial statements or other financial information as the Landlord may require. It is agreed that the Landlord may consider in determining whether to grant consent, among other matters, the personal and business history of the proposed assignee, occupant sub-lessee and its key employees. The Tenant agrees to pay the reasonable legal fees of the Landlord's solicitor relating to the preparation of the Landlord's consent;

1.19 Other than ceiling air-conditioners and/or exhaust system (plans and specifications of which must be submitted to and are subject to approval by the Landlord, such approval not to be unreasonably withheld) it will not place anything on the roof, whether signs or otherwise, or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls, or structure of the demised premises without the prior written consent of the Landlord, which consent can be arbitrarily withheld;

1.20.1 It will, during the whole of the Term, pay all premiums with respect to insurance to be placed by the Landlord and described as follows:

(a) Property of Every Description (Building and Equipment) against the perils of "All-Risks" and to be insured for the Replacement Value, without allowance for depreciation and Stated Amount;

(b)     "Rental Income" for the gross annual rental income on "All-Risks" basis;

(c) "General Liability Insurance" on a Comprehensive form against claims for Personal and Bodily Injury and Death and/or Property Damage occurring upon or about the demised premises and for a limit not less than $2,000,000.00 inclusive for any one occurrence;

(d) Such other insurance coverage or coverages as the Landlord deems necessary or as may be required by its mortgagee(s);

The Landlord shall obtain its insurance from insurers offering competitive pricing. All such insurance coverages shall be kept and maintained or amended by the Landlord, and in no event shall the coverage be less than the amount required by any institutions then holding mortgages on the demised premises. The Tenant shall pay to the Landlord, as additional rent, together with the monthly consecutive payments of base rental and estimated taxes hereinbefore provided for, an amount equal to one-twelfth of the amount of the insurance premiums payable to maintain the insurance-coverages herein contemplated, and if on receipt of the invoice or invoices for the insurance premiums it shall be made to appear that the monthly payments on account thereof so paid by the Tenant to the Landlord shall be less than sufficient to pay such invoice or invoices, then the Tenant shall forthwith pay to the Landlord such additional sums as may be required in order that, out of such monthly and additional payments, the Landlord shall have received the whole of the proportionate share of the insurance premiums payable by the Tenant hereunder. The Tenant shall not do or permit to be done any act or thing whereby insurance coverages, or any of them hereinbefore contemplated, -may be increased in premium or cancelled by the insurer, or the demised premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Tenant, the said insurance coverages, or any of then shall be increased in premium, then the Tenant shall be liable to pay all of such increase in premium, on demand with respect to the entire coverages, and if the demised premises shall be rendered uninsurable, or if the said insurance coverages, or any of them, shall be cancelled by reason of any act or omission, as the case 'maybe, by the Tenant, and shall not be susceptible of being replaced, then the Landlord, after giving the Tenant at least fourteen (14) days within which to replace the insurance coverage or coverages shall, in its absolute discretion, have the right to determine that the Term has expired and in such event the Tenant shall deliver up possession of the demised premises as if the Term had expired. The Landlord-s insurance policies shall contain a waiver of subrogation in favour of the Tenant if such waivers are available from time to time at competitive costs in accordance with insurance industry practice;

1.20.2 Provided that no act required to be done by the Tenant nor any payment required to be made by the Tenant, including reimbursements of insurance premiums paid by the Landlord, shall relieve the Tenant from any liability for damage incurred by the Landlord as a result of any act or omission of the Tenant;

1.20.3 Provided that where any of the insurance premiums described in this paragraph 1.20 are with respect to the whole Building and/or the New Building, the Tenant shall pay only its proportionate share thereof being the actual area of the demised premises divided by the actual area of all rented floor space in the Building and/or the New Building, as the case may be;

1.21 The Tenant covenants to insure and keep insured during the whole of the Term, with an insurance company or companies in good standing and upon terms and conditions all satisfactory to the Landlord:

(a) All parties hereto on a Comprehensive Form for bodily injury and property damage, general liability coverage arising out of the use, maintenance or repair of the demised premises and/or the business of the Tenant or any subtenant, licensees or occupiers of the demised premises; such insurance shall be for a limit of not less than $5,000,000.00 inclusive for any one occurrence, and such higher limits as the Landlord acting reasonably, or the Landlord's mortgagee requires from time to time, and contain a severability of interest clause, and a cross liability clause;

(b) Glass Coverage for the replacement of all glassbroken, cracked or damaged in, on, or about the demised premises;

(c) Any other form of insurance that the Landlord or any mortgagee may reasonably require from time to -time in form, amounts and for insurance risks acceptable to the Landlord and any mortgagee.

The Tenant covenants and agrees to provide the Landlord with evidence of insurance as required under this provision. such evidence shall be by way of a certified copy of the insurance policy at such time or times as the Landlord may require. The Tenant agrees to provide same to the Landlord forthwith after notice has been given by the Landlord to the Tenant of its request. The Tenant's insurance policies shall contain a waiver of subrogation in favour of the Landlord if such waivers are available from time to time at competitive costs in accordance with insurance industry practice;

1.22 Not to use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable ,material to accumulate in or about the demised premises, the Building or the New Building, and not to store or cause to be stored outside of the demised premises any of its inventory, stock-in-trade or raw materials. If the appropriate by-laws permit outside garbage containers, any such containers to be used by the Tenant shall be securely closed on top, shall be provided at the Tenant's expense and shall be located only where authorized by the Landlord;

1.23 To pay to the Landlord as additional rent its Proportionate Share of Common Area and Operating Costs. "Common Area and Operating Costs" means, subject to the exclusions hereinafter mentioned, the total without duplication of all costs, charges and expenses related to the Common Areas of the Building in each calendar year during the Term, including without limiting the generality of the foregoing:

(a) the cost of gas, oil, power, electricity, water, sewer, communications, cleaning, janitorial and all other utilities and services;

(b) the cost of servicing and maintaining sewer and drains, lighting, heating, ventilating, air conditioning (if any), all other fixtures and equipment in the Building, the New Building and for the Common Areas;

(c) the cost of cleaning, removing snow and garbage from, servicing, maintaining, operating, repairing, replacing in lieu of repairing, supervising and policing wages (including statutory or usual fringe benefits) and fees to independent contractors relating thereto;

(d) the cost of all service and maintenance of the Building and the New Building (other than structural repair of the roof, exterior walls and foundations of the Building and the New Building) loading docks, parking areas, landscaped areas, curbs, sidewalks and walkways including reasonable depreciation on items subject to periodic replacement and maintenance;

(e) periodic painting of the exterior of the Building, and the New Building, common hallways, passageways and lobbies, parking lot lines and lamp standards;

(f)     the  cost  of  servicing  and  maintaining  directory  signs;

(g)     its  Proportionate  Share of all property management fees (not to exceed
4% of the basic rent) in respect of the Building and the New Building; these management fees are only those costs associated with the collection of rents attending to repairs, and the payment of direct operating costs;

(h) all other costs, expenses and charges incurred by the Landlord with respect to operating the Building from time to time;

Notwithstanding the foregoing, there shall be excluded in the calculating of Common Area and Operating Costs, realty taxes, bulk metered electric power and gas and other items of cost that would otherwise be included except for this provision that are otherwise payable by the Tenant pursuant to express provisions of this Lease relating thereto. Common Area and operating Costs shall not include costs for which the Landlord is reimbursed by the proceeds of insurance claims on insurance policies required to be maintained by the Landlord pursuant to this Lease, to the extent of such reimbursement. Common Area and Operating Costs will be costs necessarily incurred for buildings of the nature and kind of the Building and the New Building and goods and services will be obtained at competitive market prices;

"Common Areas" means all the areas common to the entire Building, and the New Building, including parking areas, landscaped areas, common hallways and lobbies, roadways, curbs, walkways and sidewalks, washrooms, service areas and all facilities and equipment common to the entire Building and the New Building and the administration and maintenance thereof, including electrical installation, plumbing and drainage equipment (other than in respect of washrooms within rented or rentable premises) the general signs together with such other areas or facilities presently or hereinafter installed or provided for the use and enjoyment of the entire Building and/or the New Building by its tenants, their employees, customers and invitees in common with others entitled and to the maintenance and administration of the entire Building and the New Building;

1.24 To save harmless the Landlord from any and all liability, costs, claims, demands or actions for damages, injury or loss suffered or sustained by any person or persons in or about the demised premises or any part thereof, and for damage or injury to the property of any person or persons occasioned by the Tenant, its customers, employees, servants or agents, or by their neglect, default or misconduct or occasioned by reason of any other cause or matter-whatsoever, and in particular, but without in any way limiting the generality of the foregoing, the Landlord shall not be liable for any damage to any such property or persons caused by steam, water, rain, or snow which may leak into, issue or flow from any part of the demised premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring, or from any other cause whatsoever and the covenants of indemnity herein contained in respect of damage to property, injury or death occurring during the term of this Lease shall survive any termination of this Lease, anything herein to the contrary notwithstanding. Provided however that this clause shall not apply to any claims arising out of the Landlord's neglect, default or misconduct;

1.25 Not to bring upon the demised premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the demised premises and/or the Building and will not at any time overload the floors of the demised premises, and will not cause to be stored or piled any machinery, equipment, article or thing in such a manner as to cause damages to the demised premises and if any damage is caused to the demised premises or the Building by any machinery, equipment, article or thing so stored or piled or by overloading or by any act, neglect or misuse on the part of the Tenant or of its servants, agents or employees or any person having business with the Tenant, the Tenant will, at the option of the Landlord, forthwith repair the same or pay to the Landlord the cost of making good same. In the event of any default by the Tenant under this provision, the Landlord shall be entitled to repair the damage at the cost of the Tenant, (and at the Landlord's sole option) and the Tenant shall forthwith pay the cost of such repairs upon demand as additional rent;

1.26 The Tenant shall, from time to time, at the request of the Landlord, produce to the Landlord satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease;

1.27 Not to place or attach anything to the outside of the windows or the exterior of the demised premises without the prior written consent of the Landlord, which consent may not unreasonably be withheld. No air-conditioning equipment shall be placed in the windows or shall extend from the exterior of the demised premises without the consent in writing of the Landlord, which consent may be arbitrarily withheld. The Tenant will have the right to place reasonable signage on the exterior of the premises;

1.28 If any Builders Liens or other liens or Orders for the payment of money shall be filed against the demised premises by reason, or arising out of the any labour or material, work or service furnished to the Tenant or to anyone claiming through the Tenant, the Tenant shall, within fifteen (15) days after notice to the Tenant of the filing thereof, cause the same to be discharged. The Tenant shall defend all suits to enforce such lien or order whether against the Tenant or the Landlord at the Tenant's own expense. The Tenant hereby agrees to indemnify the Landlord against any expense or damage as a result of such lien or Order;

1.29.1 It is agreed and understood that the sprinkler system (if any), in the demised premises is for ordinary hazard use only-and if the District of Delta or other government authority determines at any time during this Lease or any renewal hereof that the sprinkler system is not satisfactory for the use of the demised premises by the Tenant, including any assignee or sub-tenant, including the use contemplated by this Lease, then the Tenant shall forthwith upon demand pay to the Landlord the entire cost of upgrading the sprinkler system to the standards required because of such use, and such monies shall be payable to the Landlord as additional rental and in advance of such work being performed. The Tenant further covenants to allow the Landlord and its servants, agents, employees and representatives to enter the demised premises to effect such alterations to the sprinkler system and the Landlord shall not be responsible to the Tenant for any disturbance or business interruption which may be caused. The Tenant further covenants that in the event the sprinkler system at any time malfunctions the Tenant will immediately notify the Landlord. The Tenant shall be fully responsible for all increases in insurance premiums caused in and about the demised premises until the alterations have been completed;

1.29.2 In the alternative, if the Landlord in its sole discretion does not desire to make such alterations, then the Tenant shall be obliged to pay all insurance premium increases noted above as additional rental forthwith upon demand. Payment of such increases shall be made at such time or times as the Landlord requires;

1.29.3 In the further alternative, the Landlord in its sole discretion may cause the upgrading of the sprinkler system to be performed by the Tenant and the Tenant agrees to do such work upon receiving notice from the Landlord. Such work shall be completed by the Tenant not later than two (2) months after receipt of notice from the Landlord. The Tenant agrees that it will take instructions from the Landlord as to the nature of the upgrading and will utilize the services of such contractor as the Landlord may require;

1.29.4 The Tenant covenants and agrees not to shut down the sprinkler system without the prior written consent of the Landlord, which consent may be arbitrarily withheld;

1.30 The Landlord and its agents, servants, employees and representatives shall have the right to inspect the demised premises at any reasonable time or times for the purpose of determining whether the operation of the Tenant complies with the above provisions. In the event that the Landlord determines in its sole discretion that the Tenant is in breach of the above covenant, then the Landlord shall provide the Tenant with notice in writing of the breach and the Tenant shall within five (5) days of receipt thereof commence to rectify such breach at the Tenant's expense. In the event that the Tenant does not commence to rectify such breach within five (5) days, then the Landlord at its option and in its sole discretion may terminate this Lease without any further notice or may rectify such breach at the cost of the Tenant, and the Tenant shall forthwith upon demand reimburse the Landlord for the cost of rectification and such sum shall be considered to be additional rental under this Lease and collectible as additional rental. If the Tenant is prevented from commencing to rectify the said breach within five (5) days by a cause beyond the Tenant's control, then the time to commence rectification will be extended accordingly. Provided further that in the event the Tenant takes action to rectify such breach as noted above, the Tenant shall complete such rectification not later than thirty (30) days after receipt of notice given above by the Landlord subject to any extension due to a cause beyond the Tenant's control. In every event, the Tenant shall be fully responsible for all damage which may be caused as a result of the breach of this clause;

1.31 The Tenant agrees that the rules and regulations (if any) accompanying this Lease with such reasonable variations, modifications and additions as shall from time to time be made by the Landlord and any other and further reasonable rules and regulations that may be made by the Landlord and communicated to the Tenant in writing-shall be observed and performed by the Tenant and its agents, servants and employees and all such rules and regulations now in force or hereafter put in force shall be read as forming part of the terms and conditions of this Lease as if same were embodied herein;

1.32.1 The Tenant shall not permit any vehicles belonging to the Tenant to cause obstruction on any roads, driveways or common Areas in the neighbourhood of the Building or the New Building, or prevent the ingress and egress to any other tenants of the Building or the New Building and other buildings, and will use its best endeavours to ensure that persons doing business with the Tenant and its servants and workmen shall not permit any vehicles to cause such obstruction as aforesaid;

1.32.2 The Tenant shall not stack any materials on the lands on which the Building is situated, adjacent driveways, or common Areas and shall cause no obstruction to vehicles operating on the said driveways and adjacent parking and Common Areas;

1.33 The Tenant shall not at any time during the Term permit any sale by auction to be held within the demised premises or upon the lands or any-part thereof;

1.34 Notwithstanding anything to the contrary set forth in this Lease, the additional rent payable by the Tenant for the period
shall  be                   per  square  foot  of  the  premises  plus Goods and
services  Tax  thereon;

                                   ARTICLE II
                              Additional Covenants

2.0 PROVIDED that the Tenant is not in default hereunder it may remove its trade fixtures at the expiration of the Term, provided that the Tenant shall not remove or carry away from the demised premises any part of the building, or any plumbing, heating, ventilating, air conditioning (if any) or lighting equipment, wiring or electric panels and services or other building services and equipment; and provided that the Tenant shall repair any damage occasioned by the installation or removal of its trade fixtures. Should the Tenant, at the expiration of the term hereof, not have removed from the demised premises its fixtures, plant, machinery and equipment then the Landlord may, at its option, remove the same, the cost of such removal, the making good of any damage which may be occasioned to the demised premises and/or any loss or damage which the Landlord may suffer as a result of the Landlord removing same according to the terms of this Lease, shall be borne by the Tenant and shall become immediately due and payable by the Tenant to the Landlord as rent in arrears. If the Landlord elects not to remove the Tenant's fixtures as it is entitled to do, then the ownership of the fixtures shall pass to the Landlord free of any lien or claims, and the Tenant agrees to execute an acknowledgement to this effect if required by the Landlord;

2.1 PROVIDED that if during the Term any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if a Writ of Execution shall be issued against the goods or chattels of the Tenant, or if the Tenant shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of business, or if a Receiver is appointed or if the Tenant shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in The Bankruptcy and Insolvency Act of Canada or any amendment thereto or becoming a bankrupt or insolvent shall take the benefit of any Act which may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the demised premises or to sell or dispose of its goods or chattels, so that there would not, in the event of such sale or disposal be, in the opinion of the Landlord, a sufficient distress on the demised premises for the then accruing rent and monies accruing hereunder as rent, then the current month's rent and any arrears of rent together with the rent for the three months next ensuing, (and for the purpose hereof rent shall include all monies designated to be paid as additional rent, including, but without limiting the generality of the foregoing, monthly instalments on account of taxes, insurance premiums and maintenance of the demised premises) shall immediately become due and payable and the Term shall at the option of the Landlord forthwith become forfeited and determined, in which event the Landlord may re-enter and take possession of the demised premises as though the Tenant, or any occupant or occupants of the demised premises, was or were holding over after the expiration of the term without any right whatsoever, provided that no action by the Landlord in so doing shall be deemed to relieve the Tenant of its obligations for the payment of base rental and additional rent or any other monies payable hereunder. Provided however that if the Tenant is contesting in good faith any act which under the terms of this clause would constitute a ground for re-entry, the Landlord may not re-enter while such act is being contested, provided that the Tenant is current in payment of base rental and additional rent and, in the case of the appointment of a Receiver, Receiver-Manager, Liquidator or Trustee in Bankruptcy, provided that the Tenant posts with the Landlord a sum equal to three (3) months rent;

2.2 Provided that in the case of removal by the Tenant of its goods and chattels from the premises, the Landlord may follow the same for thirty (30) days, in the same manner as is provided for in the Rent Distress Act and notwithstanding anything contained in the Rent Distress Act or any other statute or any other subsequent legislation, none of the goods or chattels of the Tenant at any time during the continuance of the Term on the demised premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for any exemption by the Tenant on a distress made by the Landlord this covenant -may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods, the Tenant waiving as it hereby does any exemptions from distress ,which might have accrued to the Tenant under the provisions of the Rent Distress Act,

2.3 In the event that the Tenant shall be in default of any of its covenants hereunder, in addition to any other right which the Landlord may have hereunder, the Landlord may give to the Tenant notice in writing stating the default with reasonably sufficient particulars, and requiring that the said default be remedied and that if such default is not remedied by the Tenant within thirty
(30) days after the receipt of such notice, the Landlord may at its option either enter into and upon the demised premises or any part thereof and have again, repossess and enjoy the same as of its former estate and this Lease shall thereupon terminate, or itself take such steps and do or cause to be done such things as may be necessary to remedy and correct such default. Provided however that if the Tenant has commenced and is diligently proceeding to remedy such default, the Landlord's right to terminate this Lease will not be effective while such default is being remedied, provided that the Tenant is current in its payment of base rental and additional rent. Written notice shall not be required in the event of non-payment of base or additional rental. Provided further that in the event that the Landlord shall be entitled to, and shall elect to make a re-entry as hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Tenant of its obligation to pay rent and other monies payable as rent hereunder and such rent and other monies payable as rent in accordance with the provisions hereof shall continue to accrue and be payable until such time as the Landlord is able to re-let the premises, or otherwise deal with the same in such manner that it did not sustain any loss should the Tenant thereafter fail to pay the rent and other monies payable as rent or otherwise under this Lease. Provided further that in addition to all other rights hereby reserved to it, the Landlord shall have the right to re-enter the demised premises as the agent of the Tenant either by force or otherwise, without being liable for any prosecution therefor, and to re-let the whole or any portion of the demised premises for any period equal to or greater or less than the remainder of the then-current term of the tenant and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease, the Landlord may make such changes in the character of the improvements of the demised premises as the Landlord may determine to be appropriate or helpful in effecting such lease, but in no event shall the Landlord be under any obligation to re-let the demised premises in whole or in part for any purpose which the Landlord may regard as injurious to the demised premises, or to any tenant which the Landlord, in the exercise of reasonable discretion, shall deem to be objectionable or to apply any rent derived from so re-letting the demised premises upon account of the rent due hereunder and the Tenant shall remain liable to the Landlord for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Landlord hereunder shall in any way release the Tenant from the payment of the rent hereby reserved during the Term beyond such sum as may be realized by the Landlord by such re-letting or by the proceeds of any distress made by the Landlord against the Tenant and provided that the Landlord shall not in any event be required to pay to the Tenant any surplus of any sums received by the Landlord on a re-letting of the demised premises in excess of the rent reserved hereunder;

                                   ARTICLE III
                              Landlord's Covenants

3.0 The Landlord covenants with the Tenant for quiet enjoyment. and to make necessary structural repairs to the roof, exterior walls and foundations of the Building save and except damage caused by the negligence or wilful act of the Tenant,, its servants, agents, employees or invitees;

3.1 The Landlord covenants that the Tenant shall have the right from time to time to make alterations and changes in the interior of the demised premises as it may find necessary for its purposes and at its own expense, provided that plans for such alterations or changes shall first be delivered to the Landlord and the consent of the Landlord in writing shall first be obtained. Such consent may not be unreasonably or arbitrarily withheld. Provided that upon the termination of this Lease, the Tenant, if requested by the Landlord, shall restore the interior of the demised premises to its former condition immediately prior to the installation of such alterations or changes, including the restoration of such standard fixtures as may have been installed by the Landlord, or alternatively, to install such comparable fixtures and materials which may then be in use and if not so requested, any such changes or alterations shall become the property of the Landlord. The Landlord reserves the right before approving any such alterations and changes to require the Tenant to furnish it a good and sufficient bond in an amount sufficient to save the Landlord harmless from the payment of any claims either by way of damages or liens. Whenever the Tenant makes any repairs, alterations or improvements, it shall only use union labour of a recognized building trade if so required by the Landlord, and if required, the Landlord's contractors. The Landlord shall be permitted to post signs on the demised premises pursuant to the Builders Lien Act disclaiming responsibility for payment of such alterations, changes or improvements. Provided further that the Tenant shall be permitted, at its expense, to construct an outside playground area, the design and location of which is subject to the Landlord's prior written approval.

3.2 The Landlord warrants that all electrical outlets, heating systems, plumbing and lighting will be in good working order on the Commencement Date.

3.3 The Landlord shall, at its expense, cause the demised premises to be partitioned from the remainder of the warehouse area of the Building and cause a second stairway to be constructed all in accordance with the building code currently in effect. The Landlord further covenants, at its expense, to remove all debris resulting from such construction from the demised premises.

                                   ARTICLE IV
                                     Damage

4.0 Provided and it is hereby expressly agreed that if and whenever during the Term, the demised premises shall be destroyed or damaged by fire, lightning, tempest or by any of the perils insured against under the preceding provisions hereof, then and in every such event:

(a) If the damage or destruction is such that the demised-premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event the damage, in the reasonable opinion of the Landlord's architect, to be given to the Tenant within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within 180 days from the date the Landlord's architect has given its opinion, then the Landlord or the Tenant may within five (5) days next succeeding the giving of the Landlord's architect's opinion as aforesaid terminate this Lease by giving notice to the other in writing of such termination, in which event this Lease and the Term shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither the Landlord nor the Tenant so terminate this Lease,. then the Landlord shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premises;

(b) If the damage be such that the demised premises are wholly unfit for occupancy, or it is impossible or unsafe to use or occupy them, but if in either event the damage, in the reasonable opinion of the Landlord's architect, to be given to the Tenant within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within 180 days from the date the Landlord's architect has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premises and the Landlord shall repair the damage with all reasonable speed;

(c) if, in the reasonable opinion of the Landlord's architect the damage can be made good as aforesaid within 180 days from the date the Landlord's architect has given its opinion, and the damage is such that the demised premises are capable of being partially used for the purposes for which they are hereby demised, then until such damage has been repaired the rent shall abate in the proportion that the part of the demised premises which is rendered unfit for occupancy bears to the whole of the demised premises, and the Landlord shall repair the damage with all reasonable speed.

                                    ARTICLE V
                                      Signs

5.0 The Landlord shall have the right at any time during the Term to place upon the demised premises, the Building and/or the New Building, a notice of reasonable dimensions and reasonably placed so as not to interfere with the Tenant's business, stating that the lands, the Building and/or the New Building or any portion thereof are for sale, and at any time during the last six (6) months of the Term that the demised premises are to let, and the Tenant shall not remove such notices, or permit the same to be removed.

5.1 No signs, sign boards, posters, flags, advertisements or other decorations on the exterior of, or protrusions from, the demised premises or the Building shall be erected, placed or displayed unless first approved in writing by the Landlord, such approval not to be unreasonably withheld.

5.2 Any signs, sign boards, posters, flags, advertisements, decorations or-protrusions permitted by the Landlord shall remain the property of the Tenant and shall be removed by it upon the termination of the Term, following which the demised premises shall be restored to their original condition. The Tenant shall indemnify the Landlord against any loss or damage caused to any person, firm, corporation or thing, as a result of the placing or use of any sign,, sign board, poster, flag, advertisement or protrusion in or about the demised premises.

                                   ARTICLE VI
                                   Definition

6.0 Words importing the singular number only shall include the plural and vice-versa, and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

                                   ARTICLE VII
                                Additional Terms

7.0 It is the intention of the parties that this Lease shall be a completely carefree net lease for the Landlord and that the rent herein provided to be paid shall be net and carefree to the Landlord and clear of all taxes, costs and charges arising from or relating to the demised premises and except as otherwise provided in this Lease and except for any deficiencies in the Landlord's work as described in the Offer to Lease, that the Tenant shall pay all charges, impositions and expenses of every nature and kind relating to the demised premises, including legal fees incurred by the Landlord to deal with any default of the Tenant, and the Tenant hereby covenants with the Landlord accordingly. This clause does not relieve the Landlord from his responsibilities and obligations contained elsewhere in this lease.

7.1 The failure-of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a waiver of any rights or remedies that the Landlord may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions. All rights and powers reserved to the Landlord hereunder may be exercised either by the Landlord or its agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

7.2 If the Tenant fails to pay any taxes, rates, insurance premiums, or charges which it has herein covenanted to pay, the Landlord may pay them and charge the sums paid to the Tenant who shall pay them forthwith on demand and the Landlord, in addition to any other remedies, shall have the same remedies and may take the same steps for the recovery of all such sums as if they were base rental in arrears. All arrears of base rental and any monies paid by the Landlord hereunder, or owing by the Tenant, shall bear interest at the rate of two (2%) percent above the Prime Rate to be determined and calculated on the first day of each 'month, from the time such sums become due until paid to the Landlord.

7.3 In the event that the Tenant takes possession of the demised premises prior to the commencement date of the within Lease, then the Tenant shall pay a pro rata portion of the monthly instalments of rent and additional rent hereby reserved for the period from the date it takes possession of the demised premises until the commencement date of this Lease.

7.4 All payments required to be made by the Tenant herein shall be made to the Landlord at the Landlord's address as set out herein, or to such agent or agents of the Landlord or at such other place as the Landlord shall hereafter from time to time direct in writing.

7.5 The Tenant shall, whenever reasonably so required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, mortgagee or the-Landlord from time to time and to postpone its interest in the demised premises to any such party. Such postponement will be effective provided the Landlord uses its best efforts to obtain a non-disturbance agreement from such party in favour of the Tenant.

7.6 No acceptance of rent subsequent to any breach or default hereunder by the Tenant shall be taken to operate a waiver of such breach or default or affect the rights of the Landlord hereunder, and the failure of the Landlord to insist upon the strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that the Landlord may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.

7.7 It is understood and agreed that whenever and to the extent that the Landlord shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation, or by reason of any Statute, Law or Order in Council, or any regulation or order passed or made pursuant thereto, or by reason of the order or Direction of any Administrator, Comptroller, Board, Governmental Department or Officer, or other authority, required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, the Landlord shall be relieved from the fulfilment of such obligation and the Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned. The Landlord shall not be relieved from the fulfilment of such obligation by reason of shortage of money.

7.8 Taxes, local improvement rates, insurance premiums, public utility charges and other adjustable items in respect of those portions of calendar years, if any, prior and subsequent to the Term shall be adjusted between the Landlord and Tenant at the commencement of the Term and again at the termination of this Lease, to the intent that the burden of any such charges shall be borne by the Landlord until the commencement of this Lease and by the Tenant thereafter until it shall deliver up possession of the demised premises in accordance with the provisions hereof upon the termination of this Lease or of any holding over hereunder.

7.9 Any notice, request or demand herein provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if mailed in Metropolitan Vancouver, postage prepaid, registered or delivered to the Landlord addressed to it at:

13100  Smallwood  Place,  Richmond,  B.C.,  V6V  2B6

and any notice herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if mailed in Metropolitan Vancouver, postage prepaid, registered or delivered to the Tenant addressed to it its address appearing on page one (1) hereof. Any such notice given as aforesaid shall be conclusively deemed to have been given on the date on which such notice is delivered if delivered, or on the fifth business day following the day upon which such notice is mailed if mailed as aforesaid. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or vice versa.

7.10 Provided that should the Tenant remain in possession of the demised premises after the termination of the Term, without other special agreement, it shall be at a monthly base rental equal to the base rental and additional rent payable during the last 'month of the Term, multiplied by two, payable on the first day of each and every month and subject in other respects to the terms of this Lease, including those provisions requiring the payment of additional rent in monthly instalments.

7.11 The Tenant agrees that no representation or promise with respect to the demised premises has been made by or on behalf of the Landlord except as are herein expressly set forth herein and in the Offer to Lease between the parties dated which shall survive the execution and delivery of this Lease.

7.12 The parties hereto agree that time shall be of the essence of this Lease, save as is herein specifically set out.

7.13 This Lease shall be construed under and in accordance with the laws of the Province of British Columbia and it is hereby agreed that British Columbia shall be the forum for any legal proceedings in connection with the Lease.

7.14 The Landlord at any time and from time to time may sell, transfer, lease, assign or otherwise dispose of the whole or any part of its interest in the demised premises or subdivide the :Lands on which the demised premises are situate or enter into any mortgage of the whole or any of its interest in the demised premises and the Tenant covenants and agrees to co-operate and sign such documents as the Landlord may reasonably request with respect to same. If the party acquiring such interest shall have agreed to assume and so long as it holds such interest, to perform each of the covenants, obligations and agreements of the Landlord under this Lease in the same manner and to the same extent as if originally named as the Landlord in this Lease, the Landlord shall thereupon be released from all of its covenants and obligations under this Lease.

7.15 The Tenant shall, if requested to do so by the Landlord, agree with any mortgagee of the whole or any part of the demised premises to attorn to and become tenant of such mortgagee if the mortgagee shall become a mortgagee in possession, if such mortgagee shall agree that so long as the Tenant pays the rent and observes and performs the covenants and provisions herein contained on its part to be performed, the Tenant shall be entitled to hold, occupy and enjoy the demised premises, subject to any rights the mortgagee may have as a landlord, free from any interference by the mortgagee or any person claiming by or through the mortgagee.

7.16 This Lease is and shall be subject and subordinate to all mortgages, charges, deeds of trust and financing of the Landlord and all indentures supplemental thereto which may now or hereafter affect the lands on which the demised premises are situate and to all renewals, modifications, consolidations, replacements and extensions thereof. The Tenant agrees to execute promptly any document in confirmation of such subordination as the Landlord may request in order to give effect to the foregoing provisions of this paragraph provided that the Landlord uses its best efforts to obtain a non-disturbance agreement from such lender in favour of the Tenant.

7.17 Within ten (10) days of being requested to do so by the Landlord, the Tenant shall execute and deliver to the Landlord a statement in writing certifying that the Lease is unmodified (or, if modified, stating the modifications), that it is in full force and effect, the amount of the base rental and additional rent paid hereunder, the dates to which such rents and other charges hereunder have been paid, by instalment or otherwise, and whether there is any existing default on the part of the Landlord of which the Tenant has notice.

7.18 The Tenant covenants and agreed it will not register this Lease or notice thereof in any Registry or Land Title Office prior to the Landlord obtaining permanent financing, or the occupancy date, which ever is earlier.

7.19 If any provision of this Lease is determined by a Court to be illegal or unenforceable, it shall be considered to be separate and severable from this Lease.

7.20.1 Provided it is mutually agreed and understood that if the Tenant duly and regularly pays, the rent and performs all of the provisions and agreements contained herein on the part of the Tenant to be performed, and provided further that the Tenant is not habitually in default under-the terms of this Lease and is not in default at the time of the exercise of the option herein and provided always that the Tenant shall have given to the Landlord not less than one hundred and twenty (120) days notice in writing before the expiration of the Term requesting a renewal of this Lease, the Landlord shall grant to the Tenant a renewal of this Lease for a further period of five (5) years, upon the same terms and conditions as contained herein save as to the rental rate and save as to any further right of renewal. The rental rate for the renewal period shall be at the then current market rate for premises of a similar size, quality and location and as mutually agreed between the Landlord and the Tenant. In the event that the Landlord and the Tenant are unable to agree upon the rental rate for such renewal period by three (3) months prior to the expiry of the Term, the matter shall be submitted to arbitration by notice given by either party to the other. Upon such notice being given, the dispute shall be determined by the award of a single arbitrator appointed pursuant to the commercial Arbitration Act of British Columbia. Each party shall pay its own costs and shall share equally the costs of arbitration. The award and determination of the arbitrator shall be final and binding upon both parties hereto and each party agrees not to appeal any such award or determination.

7.20.2 In no event shall the rental for the renewal period be less than the rental payable during the Term.

7.20.3 If the award of the arbitrator is not given before the commencement date of the renewal period, then the Tenant shall commence paying rent at the market rate as determined by the Landlord, which shall be adjusted forthwith after the award of the arbitrator has become final and binding, to be calculated from the commencement date of the renewal period.

7.20.4 Interest at the rate set out herein shall be calculated monthly on the difference between the base rental paid by the Tenant and the actual amount awarded by the arbitrator and shall be paid forthwith upon demand when the arbitrator's decision has been made.

7.20.5 The renewal of lease form shall be prepared by the Landlord at the Tenant's cost and the Tenant covenants and agrees to pay to the Landlord said costs forthwith upon demand.

7.21 The Tenant intends to commence making the Tenant's improvements on (in accordance with the requirements of section 3.1 hereof). During the period inclusive no base rental or additional rent will be payable by the Tenant. Prior to occupying the premises (which includes occupying the premises for the purpose of making the Tenant's improvements) the Tenant shall provide the Landlord with proof of insurance in accordance with section 1.21 hereof.

7.22 The Tenant acknowledges that the premises are leased accepting all zoning and other land use restrictions and it is the Tenant's sole obligation to ensure that the intended use is permitted.

7.23     The  Deposit  of                       held  by  the  Tenant's  agent
pursuant to the Offer to Lease between the parties dated representing the estimated first and last months base rental and Goods and Services Tax thereon shall be paid to the Landlord on prior to the Tenant occupying the premises.

7.24 THIS INDENTURE and everything herein contained shall extend to and bind and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and/or assigns, subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the demised premises by the Tenant.

     IN WITNESS WHEREOF the parties hereby have executed this Lease as of the day and year first above written.

The Common Seal of Glenwood Industries Ltd.)
was hereunto affixed in the presence       )
of:                                        )
                                           )
                                           )
Authorized  Signatory                      )
                                           )
                                           )
Authorized  Signatory                      )

The Common Seal of                         )
was hereunto affixed in the presence       )
of:                                        )
                                           )
                                           )
Authorized  Signatory                      )
                                           )
                                           )
Authorized  Signatory                      )

                                  SCHEDULE "A"

[TO  BE  PROVIDED]

                                   SCHEDULE 3

                             MACHINERY AND EQUIPMENT

1. All machinery and equipment contained in the leased premises situated at Suite 120, 6165 Highway 17, Delta, British Columbia, V4K 5B8. A list of such machinery and equipment to be provided by CallDirect Enterprises Inc. to Suncom Telecommunications Inc.

                                   SCHEDULE 4

                               MATERIAL CONTRACTS

1. Distribution Agreement, dated June 19, 1998, between Hello Direct, Inc. and CallDirect Enterprises, Inc.

2. Distribution Agreement, dated June 2, 1998, between Plantronics B.V. and CallDirect Enterprises, Inc.

3.     Lease  Agreement  between  Glenwood  Industries  Ltd.  and  CallDirect
Enterprises,  Inc.  regarding  the  leased  premises situated at Suite 120, 6165
Highway  17,  Delta,  British  Columbia,  V4K  5B8.

4. Lease Agreement, dated November 7, 1997, between Pemberton Leasing Services Ltd., Call Direct Enterprises Inc. and WJM Communications Inc.

5.     Lease  Agreement,  dated  September  8,  1997,  between Pemberton Leasing
Services  Ltd.,  Call  Direct  Enterprises  Inc.  and  WJM  Communications  Inc.

6. Lease Agreement, dated October 29, 1996, between Pemberton Leasing Services Ltd., Call Direct Enterprises Inc. and WJM Communications Inc.

                                   SCHEDULE 8

                             PERMITTED ENCUMBRANCES

(See  Attached)

****************  P P S A   S E C U R I T Y   A G R E E M E N T  ***************

     Reg.  Date:     SEP  08,  1997     Reg.  Length:     3  YEARS
     Reg.  Time:     11:43:37           Expiry  Date:     SEP  08,  2000
     Base  Reg.  #:     7231810         Control  #:     B2474928

     This registration was selected and included for your protection because of close proximity to your search criteria.

Block#

 S0001     Secured  Party:     COMMCORP  FINANCIAL  SERVICES  INC.
                               5050  SOUTH  SERVICE  ROAD
                               BURLINGTON  ON  L7R  4C8

 D0001     Base  Debtor:       WJM  COMMUNICATIONS  INC
                               (Business)     #120  -  6165  HIGHWAY  17
                               DELTA  BC  V4K  5B8

=D0002     Bus.  Debtor:      CALL  DIRECT  ENTERPRISES  INC.
                              #120  -  6165  HIGHWAY  17
                              DELTA  BC  V4K  5B8
     General  Collateral:
     GOODS  CONSISTING  OF  COMPUTER  EQUIPMENT  WITH  ACCESSORIES
     C/N  079982   L/N  N  747810
******************************************************************************
Some, but not all, tax liens and other Crown claims are registered at the Personal Property Registry (PPR) and if registered, will be displayed on this search result. HOWEVER, it is possible that a particular chattel is subject to a Crown claim that is not registered at the PPR. Please consult the Miscellaneous Registrations Act, 1992 for more details. If you are concerned that a particular chattel may be subject to a Crown claim not registered at the PR, please consult the agency administering the type of Crown claim.
******************************************************************************
WARNING: The currency date noted at the top of this search indicates the date to which registrations have been completely recorded on the system. While some registrations processed after this date may be included, others may still be in process and not included.

                               END  OF  SEARCH

Curr  Date:  MAR  11   1999     BC  Online:  PPRS  SEARCH  RESULT     1999/03/15
Lterm:  XPSP0050     For:  PW53800  CLARK,  WILSON     15:41:22

     Index:  BUSINESS  DEBTOR

Search  Criteria:  CALLDIRECT  ENTERPRISES  INC.

****************  P P S A   S E C U R I T Y   A G R E E M E N T  ***************

     Reg.  Date:     MAY  15,  1996     Reg.  Length:     3  YEARS
     Reg.  Time:     11:55:37           Expiry  Date:     MAY  15,  1999
     Base  Reg.  #:     6383029         Control  #:     B1927335

     This registration was selected and included for your protection because of close proximity to your search criteria.

Block#

 S0001     Secured  Party:     COMMCORP  FINANCIAL  SERVICES  INC.
                               5050  SOUTH  SERVICE  ROAD
                               BURLINGTON  ON  L7R  4C8
 D0001     Base  Debtor:       WJM  COMMUNICATIONS  INC
             (Business)        506  -  2288  PINE  STREET
                               VANCOUVER  BC  V6J  5G4
=D0002     Bus.  Debtor:       CALL  DIRECT  ENTERPRISES  INC.
                               506  -  2288  PINE  STREET
                               VANCOUVER  BC  V6J  5G4
     General  Collateral:
     GOODS  CONSISTING  OF  COMPUTER  EQUIPMENT  WITH  ACCESSORIES
     C/N  079982   L/N  N  674021

****************  P P S A   S E C U R I T Y   A G R E E M E N T  ***************

     Reg.  Date:     JUL  29,  1996     Reg.  Length:     3  YEARS
     Reg.  Time:     11:45:00     Expiry  Date:     JUL  29,  1999
     Base  Reg.  #:     6521798     Control  #:     F0440621

Block#
 S0001     Secured  Party:     SANYO  CANADA  INC.
                               50  BETH  NEALSON  DRIVE
                               TORONTO  ON  M4H  1M6
=D0001     Base  Debtor:       CALLDIRECT  ENTERPRISES  INC
           (Business)          4783  LONDON  GREEN
                               DELTA  BC  V4K  4X1

   General  Collateral:
PRODUCTS BEARING THE NAME "SANYO" OR "FISHER" OR "NORTEL" INCLUDING BUT NOT LIMITED TO: TELEVISIONS, STEREOS, HOME ENTERTAINMENT PRODUCTS, APPLIANCES, TELEPHONES, OFFICE AND BUSINESS EQUIPMENT, VIDEO AND CAMERA EQUIPMENT AND ALL ACCESSORIES, TRADE FIXTURES AND BOOK DEBTS NOW OR HEREINAFTER ACQUIRED. ALL
PRESENT  AND  AFTER  ACQUIRED  PERSONAL  PROPERTY  OF  THE  DEBTOR.
                                                          Continued on Page    2
Search  Criteria:  CALLDIRECT  ENTERPRISES  INC.          Page:   2

                                   SCHEDULE 11
                                    CONSENTS

1. Consent of Glenwood Industries Ltd. regarding the leased premises situated at Suite 120, 6165 Highway 17, Delta, British Columbia, V4K 5B8.

2. Consent of Shareholders of CallDirect Capital Corp. and CallDirect Enterprises Inc.

                                   SCHEDULE 14
                              ASSUMED INDEBTEDNESS

1. Indebtedness of CallDirect Enterprises Inc. as set forth on the attached list of creditors which the Purchaser has settled for no more than CDN$109,000.